STOCK PURCHASE AGREEMENT

                         BY AND BETWEEN

                   TREDEGAR INVESTMENTS, INC.

                               AND

                    PRECISE TECHNOLOGY, INC.










                         March 11, 1996


                        TABLE OF CONTENTS

                                                             Page

    RECITALS . . . . . . . . . . . . . . . . . . . . . . . . .  1

                            ARTICLE I
                           DEFINITIONS

    1.1    Agreement . . . . . . . . . . . . . . . . . . . . .  1
    1.2    Assignment and Assumption Agreement . . . . . . . .  1
    1.3    Buyer . . . . . . . . . . . . . . . . . . . . . . .  2
    1.4    Buyer's Closing Certificate . . . . . . . . . . . .  2
    1.5    Buyer's Financial Statements. . . . . . . . . . . .  2
    1.6    Closing . . . . . . . . . . . . . . . . . . . . . .  2
    1.7    Closing Date. . . . . . . . . . . . . . . . . . . .  2
    1.8    Code. . . . . . . . . . . . . . . . . . . . . . . .  2
    1.9    Company . . . . . . . . . . . . . . . . . . . . . .  3
    1.10   Company Common Stock. . . . . . . . . . . . . . . .  3
    1.11   Company Subsidiary. . . . . . . . . . . . . . . . .  3
    1.12   Continuing Employee . . . . . . . . . . . . . . . .  3
    1.13   Contracts . . . . . . . . . . . . . . . . . . . . .  3
    1.14   Employee Benefit Plans. . . . . . . . . . . . . . .  3
    1.15   ERISA . . . . . . . . . . . . . . . . . . . . . . .  4
    1.16   ERISA Affiliate . . . . . . . . . . . . . . . . . .  4
    1.17   Escrow Agent. . . . . . . . . . . . . . . . . . . .  4
    1.18   Escrow Agreement. . . . . . . . . . . . . . . . . .  4
    1.19   Financial Statements. . . . . . . . . . . . . . . .  4
    1.20   HSR Act . . . . . . . . . . . . . . . . . . . . . .  4
    1.21   Knowledge of the Seller . . . . . . . . . . . . . .  4
    1.22   Law . . . . . . . . . . . . . . . . . . . . . . . .  5
    1.23   New Preferred . . . . . . . . . . . . . . . . . . .  5
    1.24   Opinion of Buyer's Counsel. . . . . . . . . . . . .  5
    1.25   Opinion of Seller's Counsel . . . . . . . . . . . .  5
    1.26   Parent. . . . . . . . . . . . . . . . . . . . . . .  5
    1.27   Parent Guaranty . . . . . . . . . . . . . . . . . .  6
    1.28   Permitted Liens . . . . . . . . . . . . . . . . . .  6
    1.29   Permits . . . . . . . . . . . . . . . . . . . . . .  6
    1.30   Plans . . . . . . . . . . . . . . . . . . . . . . .  6
    1.31   Pro Forma Balance Sheet . . . . . . . . . . . . . .  7
    1.32   Purchase Price. . . . . . . . . . . . . . . . . . .  8
    1.33   Retained Liabilities. . . . . . . . . . . . . . . .  8
    1.34   Seller. . . . . . . . . . . . . . . . . . . . . . . 11
    1.35   Seller's Closing Certificate. . . . . . . . . . . . 11
    1.36   Significant Subsidiary. . . . . . . . . . . . . . . 11
    1.37   Transition Services Agreement . . . . . . . . . . . 11

                           ARTICLE II
                        PURCHASE AND SALE

    2.1    Sale of the Company Common Stock. . . . . . . . . . 12
    2.2    Purchase Price. . . . . . . . . . . . . . . . . . . 12
    2.3    Closing . . . . . . . . . . . . . . . . . . . . . . 12

                           ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE SELLER

    3.1    Organization and Qualification. . . . . . . . . . . 13
    3.2    Execution, Delivery and Performance . . . . . . . . 13
    3.3    Authorization . . . . . . . . . . . . . . . . . . . 14
    3.4    Status of the Company and the Significant
           Subsidiary. . . . . . . . . . . . . . . . . . . . . 15
    3.5    Capital Stock of the Company and the Significant
           Subsidiary. . . . . . . . . . . . . . . . . . . . . 16
    3.6    Financial Statements. . . . . . . . . . . . . . . . 18
    3.7    Absence of Changes. . . . . . . . . . . . . . . . . 18
    3.8    Real Property . . . . . . . . . . . . . . . . . . . 20
    3.9    Personal Property . . . . . . . . . . . . . . . . . 21
    3.10   Compliance with Law and Permits . . . . . . . . . . 22
    3.11   Contracts, Agreements, etc. . . . . . . . . . . . . 23
    3.12   Litigation. . . . . . . . . . . . . . . . . . . . . 26
    3.13   Insurance . . . . . . . . . . . . . . . . . . . . . 27
    3.14   Employee Benefits . . . . . . . . . . . . . . . . . 27
    3.15   Employment Matters. . . . . . . . . . . . . . . . . 31
    3.16   Taxes . . . . . . . . . . . . . . . . . . . . . . . 32
    3.17   Transactions With Affiliates. . . . . . . . . . . . 33
    3.18   No Broker . . . . . . . . . . . . . . . . . . . . . 34
    3.19   Non-Operating Subsidiary. . . . . . . . . . . . . . 34
    3.20   Accuracy of Information . . . . . . . . . . . . . . 35

                           ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF THE BUYER

    4.1    Organization. . . . . . . . . . . . . . . . . . . . 35
    4.2    Execution, Delivery and Performance . . . . . . . . 35
    4.3    Authorization . . . . . . . . . . . . . . . . . . . 36
    4.4    No Broker . . . . . . . . . . . . . . . . . . . . . 37
    4.5    Purchase for Investment . . . . . . . . . . . . . . 37

                            ARTICLE V
               CERTAIN MATTERS PENDING THE CLOSING

    5.1    Carry on in Regular Course. . . . . . . . . . . . . 37
    5.2    Distributions; Assignment of Retained Liabilities . 37
    5.3    Indebtedness. . . . . . . . . . . . . . . . . . . . 38
    5.4    Issuance of Stock . . . . . . . . . . . . . . . . . 38
    5.5    Compensation. . . . . . . . . . . . . . . . . . . . 38
    5.6    Changes . . . . . . . . . . . . . . . . . . . . . . 39
    5.7    Compliance with Law . . . . . . . . . . . . . . . . 39
    5.8    Access to Information . . . . . . . . . . . . . . . 39
    5.9    Cooperation; Best Efforts . . . . . . . . . . . . . 40
    5.10   Consents. . . . . . . . . . . . . . . . . . . . . . 40
    5.11   Publicity . . . . . . . . . . . . . . . . . . . . . 41
    5.12   Confidentiality . . . . . . . . . . . . . . . . . . 41
    5.13   Articles and Bylaws . . . . . . . . . . . . . . . . 42
    5.14   Standstill. . . . . . . . . . . . . . . . . . . . . 42
    5.15   Environmental Obligations . . . . . . . . . . . . . 43

                           ARTICLE VI
       CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING

    6.1    Conditions Precedent to Each Party's Obligations
           to Closing. . . . . . . . . . . . . . . . . . . . . 45
    6.2    Conditions Precedent to Obligations of the Buyer. . 46
    6.3    Conditions Precedent to Obligations of the Seller . 48

                           ARTICLE VII
                      ADDITIONAL COVENANTS

    7.1    Employee Benefit Plan Matters . . . . . . . . . . . 49
    7.2    Termination; Severance. . . . . . . . . . . . . . . 51
    7.3    Income Tax Matters. . . . . . . . . . . . . . . . . 52
    7.4    Use of the Name "Tredegar". . . . . . . . . . . . . 63
    7.5    Access to Books and Records . . . . . . . . . . . . 65
    7.6    Access to and Removal of Equipment. . . . . . . . . 65

                          ARTICLE VIII
                    SURVIVAL; INDEMNIFICATION

    8.1    Limitation on and Survival of Representations and
           Warranties. . . . . . . . . . . . . . . . . . . . . 66

    8.2    Indemnification by the Seller
    8.3    Indemnification by Buyer. . . . . . . . . . . . . . 68
    8.4    Limitation of Liability.. . . . . . . . . . . . . . 69
    8.5    Notice of Indemnity Claims. . . . . . . . . . . . . 70
    8.6    Application of Article VIII . . . . . . . . . . . . 71
    8.7    Indemnity Amounts to be Computed on After-Tax
           Basis . . . . . . . . . . . . . . . . . . . . . . . 71
    8.8    Offset. . . . . . . . . . . . . . . . . . . . . . . 72

                           ARTICLE IX
                           TERMINATION

    9.1    Termination . . . . . . . . . . . . . . . . . . . . 72
    9.2    Effect of Termination . . . . . . . . . . . . . . . 73
    9.3    Amendment . . . . . . . . . . . . . . . . . . . . . 74
    9.4    Extension; Waiver . . . . . . . . . . . . . . . . . 74

                            ARTICLE X
                          MISCELLANEOUS

    10.1   Entire Agreement. . . . . . . . . . . . . . . . . . 74
    10.2   Expenses. . . . . . . . . . . . . . . . . . . . . . 75
    10.3   Governing Law . . . . . . . . . . . . . . . . . . . 75
    10.4   Assignment. . . . . . . . . . . . . . . . . . . . . 75
    10.5   Notices . . . . . . . . . . . . . . . . . . . . . . 76
    10.6   Counterparts; Headings. . . . . . . . . . . . . . . 77
    10.7   Interpretation. . . . . . . . . . . . . . . . . . . 77
    10.8   Severability. . . . . . . . . . . . . . . . . . . . 77
    10.9   No Reliance . . . . . . . . . . . . . . . . . . . . 77


                            EXHIBITS


Exhibit  1.2     Assignment and Assumption Agreement
Exhibit  1.4     Buyer's Closing Certificate
Exhibit  1.18    Escrow Agreement
Exhibit  1.23    Terms of New Preferred
Exhibit  1.24    Opinion of Buyer's Counsel
Exhibit  1.25    Opinion of Company's Counsel
Exhibit  1.27    Parent Guaranty
Exhibit  1.35    Seller's Closing Certificate
Exhibit  1.37    Transition Services Agreement


                            SCHEDULES


Schedule 1.19    Company's Financial Statements
Schedule 1.28    Permitted Liens
Schedule 1.31    Pro Forma Balance Sheet
Schedule 1.33    Retained Employee Benefit Plans
Schedule 3.2     Conflicts, Violations, etc.
Schedule 3.4     Foreign Qualification, Subsidiaries
Schedule 3.7A    Changes
Schedule 3.7B    Employee Compensation
Schedule 3.7C    Capital Budget
Schedule 3.8A    Real Property
Schedule 3.8B    Company Leased Real Property
Schedule 3.8C    Third Party Leased Real Property
Schedule 3.9A    Owned Equipment
Schedule 3.9B    Leased Equipment
Schedule 3.9C    Intellectual Property
Schedule 3.10A   Permits
Schedule 3.10B   Compliance with Laws
Schedule 3.11    Contracts
Schedule 3.12    Litigation
Schedule 3.13    Insurance
Schedule 3.14    Employee Benefit Plans
Schedule 3.15    Employment Matters
Schedule 3.16    Taxes
Schedule 3.17    Transactions with Affiliates
Schedule 4.2     Conflicts, Violations, etc.
Schedule 6.3     Commitments
Schedule 7.1     Buyer's Plans


                    STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, made as of the 11th day of March,
1996, by and between TREDEGAR INVESTMENTS, INC., a Virginia corporation, and PRECISE TECHNOLOGY, INC., a Delaware corporation.
                            RECITALS
     WHEREAS, the Seller owns all of the issued and outstanding shares of capital stock of the Company; and
     WHEREAS, the Buyer desires to purchase, and the Seller
desires to sell, all of the issued and outstanding shares of capital stock of the Company upon the terms and subject to the conditions of this Agreement.
     NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants, conditions and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, it hereby is agreed that:
                            ARTICLE I
                           DEFINITIONS
     When used in this Agreement, the following terms shall have the meanings specified:
     1.1  Agreement.  "Agreement" shall mean this Agreement,
together with the Exhibits and Schedules attached hereto, as the same may be amended from time to time in accordance with the terms hereof.
     1.2 Assignment and Assumption Agreement. "Assignment and Assumption Agreement" shall mean the assignment and assumption agreement in the form of Exhibit 1.2 attached hereto, pursuant to which the Company will assign to the Seller, and the Seller will assume, the Retained Liabilities.
     1.3 Buyer. "Buyer" shall mean Precise Technology, Inc., a Delaware corporation.
     1.4  Buyer's Closing Certificate.  "Buyer's Closing Certifi-
cate" shall mean the certificate of the Buyer in the form of
Exhibit 1.4 attached hereto.
     1.5  Buyer's Financial Statements.  "Buyer's Financial
Statements" shall mean the audited balance sheet of the Buyer as of December 31, 1994, and the notes thereto, and statements of income and cash flows of the Buyer for the year ended December
31, 1994 and an unaudited internally prepared balance sheet of the Buyer as of December 31, 1995, and the notes thereto, and statements of income and cash flows of the Buyer for the year ended December 31, 1995, all certified by the Chief Financial
Officer of the Buyer as being complete and accurate.
     1.6  Closing.  "Closing" shall mean the conference held at
10:00 a.m., local time, on the Closing Date, at the offices of
Hunton & Williams, Riverfront Plaza, East Tower, 951 East Byrd
Street, Richmond, Virginia or such other place as the Buyer and the Seller may mutually agree upon in writing.
     1.7  Closing Date.  "Closing Date" shall mean March 28,
1996, or such other date as the Seller and the Buyer may mutually agree in writing.
     1.8  Code.  "Code" shall mean the Internal Revenue Code of
1986, as amended.
     1.9  Company.  The "Company" shall mean Tredegar Molded
Products Company, a Virginia corporation.
     1.10 Company Common Stock.  "Company Common Stock" shall
mean all of the issued and outstanding capital stock of the
Company, consisting of 1,000 shares of common stock, $1.00 par value per share.
     1.11 Company Subsidiary.  "Company Subsidiary" shall mean
each subsidiary of the Company listed on Schedule 3.4.
     1.12 Continuing Employee.  "Continuing Employee" shall mean an individual who was employed by either the Company or the
Significant Subsidiary immediately prior to the Closing and who is employed by the Company or the Significant Subsidiary
immediately after the Closing.
     1.13 Contracts.  "Contracts" shall mean all contracts,
agreements, leases, commitments and arrangements, written or oral, to which either the Company or the Significant Subsidiary is a party or by which the Company or the Significant Subsidiary is, or their properties or assets are, bound that are included in
Schedule 3.11.
     1.14 Employee Benefit Plans.  "Employee Benefit Plans" shall mean the Plans currently maintained for the benefit of present or former employees of the Company, the Significant Subsidiary or any other Company Subsidiary or to which the Company, the
Significant Subsidiary or any other Company Subsidiary currently contributes on behalf of its current or former employees, independent contractors, officers or directors.
     1.15 ERISA.  "ERISA" shall mean the Employee Retirement
Income Security Act of 1974, as amended.
     1.16 ERISA Affiliate.  "ERISA Affiliate" shall mean any
trade or business, whether or not incorporated, which together with the Seller and the Company would be deemed a "single
employer" within the meaning of Code Section 414 or a member of the Seller's or the Company's "controlled group" within the
meaning of ERISA Section 4001(a)(14).
     1.17 Escrow Agent.  "Escrow Agent" means Signet Bank, the
escrow agent under the Escrow Agreement.
     1.18 Escrow Agreement. "Escrow Agreement" means the escrow agreement among the Buyer, the Seller and the Escrow Agent in the form attached hereto as Exhibit 1.18.
     1.19 Financial Statements.  "Financial Statements" shall
mean the unaudited internally prepared consolidated balance
sheets of the Company as of December 31, 1995 and 1994, and the
notes thereto, and the related consolidated statements of income and cash flows of the Company for the years ended December 31,
1995 and 1994, all of which are attached hereto as Schedule 1.19.
     1.20 HSR Act. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. Section 18a), as amended.
     1.21 Knowledge of the Seller.  "Knowledge of the Seller"
shall mean actual knowledge of Richard W. Goodrum, David D. Reed,
Susan Mullican or Janet Wynn and assumes that each such person has conducted or caused to be conducted a reasonable inquiry into the matter to which such knowledge qualifier relates with no obligation to make any inquiry below the level of plant manager, and as to Section 3.10 and Section 3.12, to the extent the
matters set forth therein relate to environmental matters,
"Knowledge of the Seller" shall also include actual knowledge of William M. Street, Jr.
     1.22 Law.  "Law" shall mean any federal, state, local or
other law or governmental requirement of any kind, and the rules, regulations and orders promulgated thereunder, all of the foregoing as in effect on the date hereof and on the Closing
Date.
     1.23 New Preferred.  "New Preferred" shall mean the 25,000 shares of a new series of preferred stock, issued by the Buyer, having an aggregate stated value of $2,500,000, being entitled to cumulative dividends of $7 per share per annum, and having the other rights, preferences and terms set forth on Exhibit 1.23 attached hereto and with the definitive form of the provisions of such preferred stock to be in a form reasonably acceptable to the
Buyer and the Seller.
     1.24 Opinion of Buyer's Counsel.  "Opinion of Buyer's
Counsel" shall mean the opinion of Kelley, McCann & Livingstone, counsel to the Buyer, in substantially the form of Exhibit 1.24 attached hereto.
     1.25 Opinion of Seller's Counsel.  "Opinion of Seller's
Counsel" shall mean the opinion of Hunton & Williams, counsel to the Seller, in substantially the form of Exhibit 1.25 attached hereto.
     1.26 Parent.  "Parent" shall mean Tredegar Industries, Inc., a Virginia corporation.
     1.27 Parent Guaranty.  "Parent Guaranty" shall mean the
Guaranty of the Parent, substantially in the form of Exhibit 1.27 attached hereto.
     1.28 Permitted Liens.  "Permitted Liens" shall mean (i)
liens for taxes not yet due and payable, (ii) covenants,
conditions and restrictions of record, (iii) title defects that do not materially interfere with the existing use of the asset and do not materially and adversely affect the marketability thereof, and (iv) those liens, encumbrances, mortgages, charges, claims, restrictions, pledges, security interests, impositions and other matters affecting the assets of the Company that are listed on Schedule 1.28 attached hereto.
     1.29 Permits.  "Permits" shall mean all written permits,
licenses and governmental authorizations, registrations and
approvals required, as of the date hereof, to be obtained in the conduct of the business of the Company or the Significant
Subsidiary, except all such written permits, licenses and
governmental authorizations, registrations and approvals that the failure to obtain would not have a material adverse effect on the Company or the Significant Subsidiary. The Permits are listed on
Schedule 3.10A attached hereto.
     1.30 Plans.  "Plans" shall mean (i) each "employee benefit plan," as defined in Section 3(3) of ERISA, at any time
contributed to, maintained or sponsored by or on behalf of the
Company or the Significant Subsidiary or any other Company
Subsidiary, for the benefit of any present or former employee, independent contractor, officer or director of the Company, the Significant Subsidiary or any other Company Subsidiary or with respect to which the Company, the Significant Subsidiary or any other Company Subsidiary has any liability or potential
liability, and (ii) each other retirement, savings, thrift,
deferred compensation, severance, stock ownership, stock
purchase, stock option, performance, bonus, incentive, travel, hospitalization, medical, disability, life or other insurance, and any other welfare benefit policy, trust, understanding or arrangement of any kind, whether written or oral, contributed to, maintained or sponsored by the Company, the Significant
Subsidiary or any other Company Subsidiary, for the benefit of any present or former employee, independent contractor, officer or director of the Company, the Significant Subsidiary or any other Company Subsidiary, or with respect to which the Company, the Significant Subsidiary or any other Company Subsidiary has any liability or potential liability.  The preceding sentence to the contrary notwithstanding, the term "Plan" does not include fringe benefits or payroll practices including, by way of example and not of limitation, those payable on account of sick leave, vacation, holiday, shift differential, jury duty; provided that either (i) the liability for payments under such benefits and payroll practices have been reflected in the Financial Statements or (ii) that all of such benefits and practices are modifiable with not more than 30 days written notice to the employees.
     1.31 Pro Forma Balance Sheet.  "Pro Forma Balance Sheet"
shall mean the unaudited internally prepared consolidated pro forma balance sheet of the Company, as of December 31, 1995, which is attached hereto as Schedule 1.31.
     1.32 Purchase Price. "Purchase Price" shall mean the amount specified in Section 2.2 hereof.
     1.33 Retained Liabilities.  "Retained Liabilities" shall
mean:
          (a)  All claims, liabilities, losses and expenses
     incurred or to be incurred by the Company, the Significant Subsidiary or any other Company Subsidiary arising out of, or related to, the secondary liability of the Company to the
     IUE AFL-CIO Pension Plan (in which certain former employees of the Company participated) pursuant to the terms of
     Section 8.7(b) of the Agreement for Purchase of Certain
     Assets, dated as of April 28, 1992, between the Company and Marland Mold, Inc., as amended;
          (b)  all fees and expenses of the Company to its
     financial and legal advisors in connection with the
     transactions contemplated by this Agreement incurred from
     and after December 31, 1995;
          (c) (i) federal income taxes for which the Seller is responsible pursuant to Section 7.3 and (ii) state income taxes for which the Seller is responsible pursuant to
     Section 7.3;
          (d)  all claims, liabilities, losses and expenses
     incurred or to be incurred by the Company, the Significant Subsidiary or any other Company Subsidiary directly relating to or resulting from the employees, property, plant and
     equipment, leases, agreements, contracts or commitments,
     oral or written, related to the Company's facility located at Alsip, Illinois, except for those that have been
     transferred or assigned to one of the Company's other
     operating facilities in the ordinary course of business
     prior to Closing (limited, in the case of such leases,
     agreements, contracts or commitments, to those shown on
     Schedule 3.11 and limited, in the case of employees, to
     transfers that have been approved by the Buyer);
          (e)  all claims, liabilities, losses and expenses
     incurred or to be incurred by the Company, the Significant Subsidiary or any other Company Subsidiary arising out of or related to (i) the Plans or (ii) the sponsorship, maintenance, or contributions to any "employee benefit plan"
     (as defined in ERISA Section 3(3)) or any "multiemployer
     plan" (as defined in ERISA Sections 3(37) and 4001(a)(13))
     by any ERISA Affiliate (other than the Company, the
     Significant Subsidiary or any other Company Subsidiary);
     provided, however, that Retained Liabilities do not include
     (x) severance benefits payable by the Buyer under Section
     7.2 or (y) claims, liabilities, losses or expenses arising under or related to the Employee Benefit Plans listed on
     Schedule 1.33;
          (f)  all claims, liabilities, losses and expenses of
     the Company or the Significant Subsidiary related to the complaint, Lloyd T. Whitaker, as Trustee of the Estate of
     Olympia Holding Company, Debtor, v. Tredegar Molded Products Company, filed on August 6, 1992 in United States Bankruptcy Court, Middle District of Florida, Jacksonville Division
     (Case No. 92-11454);
          (g)  all claims, liabilities, losses and expenses
     incurred or to be incurred by the Company, the Significant Subsidiary or any other Company Subsidiary arising out of, or related to, (i) the Discharge of Mechanics Lien issued by
     The Aetna Casualty & Surety Co. (Bond No: 585100911597BCA)
     in the name of the Company and in the amount of $56,957.18,
     (ii) the Self-Insurer's Surety Bond issued by Safety
     National Casualty Corp. (Bond No. SIB 1280 IL) in the name of the Company and in the amount of $200,000 and (iii)
     General Contract of Indemnity among the Parent and its subsidiaries with The Aetna Casualty and Surety Company that relate to or arise from any bond issued for the Parent or any of its subsidiaries or affiliates including the Company, the Significant Subsidiary and the other Company Subsidiary;
          (h)  all claims, liabilities, losses and expenses
     incurred or to be incurred by the Company, the Significant Subsidiary or any other Company Subsidiary arising out of, or related to, any workers' compensation claims of any
     employee of the Company, the Significant Subsidiary or other Company Subsidiary for which the incident giving rise thereto occurred prior to the Closing Date; provided,
     however, that, with respect to any such workers'
     compensation claim, if any incident occurs after the Closing that would increase Seller's liability for such claim, then the Company shall be responsible for such incremental
     increase in liability; and
          (i)  all claims, liabilities, losses and expenses
     incurred or to be incurred by the Company, the Significant Subsidiary or any other Company Subsidiary arising out of or relating to (i) the Company's property located in Rockaway,
     New Jersey and transferred to J.M.C. Realty Co. during 1984,
     (ii) the Company's property located at 26241-26341 Cannon
     Road, Bedford Heights, Ohio, or (iii) the Company's property located in West Unity, Williams County, Ohio, and sold to
     H.K.K. Machining Co. during 1986.
     1.34 Seller.  "Seller" shall mean Tredegar Investments,
Inc., a Virginia corporation and the owner of all of the Company
Common Stock.
     1.35 Seller's Closing Certificate.  "Seller's Closing
Certificate" shall mean the certificate of the Seller in the form of Exhibit 1.35 attached hereto.
     1.36 Significant Subsidiary.  "Significant Subsidiary" shall mean Polestar Plastics Manufacturing Company, a Virginia
corporation.
     1.37 Transition Services Agreement. "Transition Services Agreement" shall mean the transition services agreement in the form of Exhibit 1.37 attached hereto pursuant to which the Seller and the Buyer agree on the terms of the transition of the Company and the Significant Subsidiary from the Seller to the Buyer and such other matters reflected therein.
                           ARTICLE II
                        PURCHASE AND SALE
     2.1  Sale of the Company Common Stock.  Upon the terms and subject to the conditions of this Agreement, and in consideration of the Purchase Price to be paid by the Buyer to the Seller, the
Seller shall sell, and the Buyer shall purchase, all of the
Company Common Stock on the Closing Date.
     2.2  Purchase Price.  The aggregate purchase price to be
paid by the Buyer to the Seller for the Company Common Stock shall be (i) $57,500,000, payable in cash, and (ii) the issuance and delivery of the New Preferred (collectively, the "Purchase
Price"), the cash portion of which shall be payable as follows:
          (a)  $3,000,000 (the "Deposit") in immediately
     available funds, which has been deposited on the date hereof by or on behalf of the Buyer to the Escrow Agent and shall be held by the Escrow Agent pursuant to the terms of the
     Escrow Agreement.  The Deposit shall be released by the
     Escrow Agent pursuant to the terms of the Escrow Agreement and shall either be (i) credited towards the Purchase Price at Closing, or (ii) upon any termination of this Agreement, shall be paid to the Seller or the Buyer in accordance with
     Section 9.2(b) hereof and the Escrow Agreement;
          (b)  the balance of the cash portion of the Purchase
     Price to be paid by wire transfer in immediately available funds at the Closing.
     2.3 Closing. At the Closing, in addition to the deliveries required to be made at or prior to the Closing pursuant to
Article VI hereof, the Buyer shall deliver to the Seller the
Purchase Price as specified in Section 2.2 hereof and the Seller shall deliver to the Buyer one or more stock certificates
representing the Company Common Stock, duly endorsed for transfer or accompanied by duly executed stock powers.
                           ARTICLE III
          REPRESENTATIONS AND WARRANTIES OF THE SELLER
     The Seller hereby represents and warrants to the Buyer that:
     3.1  Organization and Qualification.  The Seller is a
corporation, duly organized, validly existing and in good
standing under the laws of the Commonwealth of Virginia, and has all requisite power and authority to execute and deliver this
Agreement and to consummate the transactions contemplated herein.
     3.2  Execution, Delivery and Performance.  Except as set
forth on Schedule 3.2, the execution, delivery and performance by the Seller of this Agreement and each agreement or instrument executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein will not, with or without the giving of notice or the passage of time, or both, (i) materially conflict with, or result in a violation or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance under or pursuant to, any provision of the Seller's, the Company's or the Significant Subsidiary's respective Articles of Incorporation or Bylaws, any Law or any finding, order,
judgment, writ, injunction or decree to which the Seller, the
Company or the Significant Subsidiary is a party or by which the Seller, the Company or the Significant Subsidiary may be bound or affected or any contract, lease, mortgage, deed of trust, indenture, permit, license, franchise, commitment, authorization or concession, or other agreement or instrument applicable to the Seller, the Company or the Significant Subsidiary; or (ii)
require the approval, consent or authorization of, or prior
notice to, filing with or registration with, any federal, state or local governmental body or authority, regulatory agency,
court, or any other person or entity, except notices and
approvals required under the HSR Act.
     3.3  Authorization.  The Seller has full power and authority to enter into, deliver and perform this Agreement, and each
agreement or instrument (to which it is a party) executed in connection herewith or delivered pursuant hereto and to
consummate the transactions contemplated hereby. The Seller's execution, delivery and performance of this Agreement and all agreements and instruments executed in connection herewith or delivered pursuant hereto and the transactions contemplated
hereby have been duly authorized by all requisite corporate
action.  This Agreement and all agreements or instruments
executed by the Seller in connection herewith or delivered by the Seller pursuant hereto have been duly executed and delivered by the Seller, and constitute the Seller's legal, valid and binding obligation, enforceable in accordance with their respective terms.
     3.4  Status of the Company and the Significant Subsidiary.
          (a)  The Company is a corporation duly organized,
validly existing and in good standing under the laws of the Commonwealth of Virginia. The Company is duly qualified as a foreign corporation in each jurisdiction in which the nature of its business or the location of its assets requires such
qualification and in which failure to so qualify would have a material adverse effect on the Company.  The jurisdictions in which it is qualified as a foreign corporation are identified on
Schedule 3.4.  The copy of the Articles of Incorporation of the
Company and the copy of the Bylaws of the Company together with all amendments and modifications thereto, in each case as
heretofore delivered to the Buyer, are true, complete and
correct.  The Company has the corporate power and authority to own those properties owned by it and to lease those properties leased by it and to carry on its business as now being conducted. Except as set forth in Schedule 3.4, the Company does not have any subsidiaries and does not own shares of capital stock or otherwise have any ownership interest or other investment in or advance to any corporation, partnership, joint venture, entity, enterprise or organization, and the Company is not a partner
(general or limited), joint venturer or other member or
participant in any partnership, joint venture or other
unincorporated association.
          (b) The Significant Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia.  The Significant Subsidiary is
duly qualified as a foreign corporation in each jurisdiction in which the nature of its business or the location of its assets requires such qualification and in which failure to so qualify would have a material adverse effect on the Significant
Subsidiary.  The jurisdictions in which it is qualified as a foreign corporation are identified on Schedule 3.4.  The copy of the Articles of Incorporation of the Significant Subsidiary and
the copy of the Bylaws of the Significant Subsidiary together with all amendments and modifications thereto, in each case as heretofore delivered to the Buyer, are true, complete and correct. The Significant Subsidiary has the corporate power and authority to own those properties owned by it and to lease those properties leased by it and to carry on its business as now being conducted. The Significant Subsidiary does not have any subsidiaries and does not own shares of capital stock or
otherwise have any ownership interest or other investment in or advance to any corporation, partnership, joint venture, entity, enterprise or organization, and the Significant Subsidiary is not a partner (general or limited), joint venturer or other member or participant in any partnership, joint venture or other unincorporated association.
     3.5  Capital Stock of the Company and the Significant
Subsidiary.
          (a)  The authorized capital stock of the Company
consists of 2,000 shares of the Company's common stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding as of the date hereof, and 2,500 shares of the Company's Serial Preferred Stock, no par value, none of which is issued and outstanding.  All of the shares of the Company Common Stock have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any stockholder. The Seller owns good, valid and marketable title to the Company Common Stock, free and clear of all liens, charges, security interests, encumbrances, and claims of every kind, whether absolute, matured, contingent or
otherwise. There are no existing options, warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any capital stock of the Company.
          (b) The authorized capital stock of the Significant Subsidiary consists of 100 shares of the Significant Subsidiary's common stock, no par value, of which 10 shares are issued and outstanding as of the date hereof. All of the issued and outstanding shares of the Significant Subsidiary's capital stock have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the
preemptive rights of any stockholder.  The Company owns good, valid and marketable title to all of the issued and outstanding shares of the Significant Subsidiary's capital stock, free and clear of all liens, charges, security interests, encumbrances, and claims of every kind, whether absolute, matured, contingent or otherwise. There are no existing options, warrants, calls or commitments relating to, or any securities or rights convertible into, exercisable for or exchangeable for, any capital stock of the Significant Subsidiary.
     3.6  Financial Statements.  The Seller has delivered to the
Buyer copies of the Financial Statements and the Pro Forma
Balance Sheet. The Financial Statements present fairly the consolidated financial condition, results of operations and cash flows of the Company, as of the dates, and for the periods
indicated, consistently applied.  The Pro Forma Balance Sheet fairly presents the financial condition of the Company as of the date thereof, except that such statement has given effect to the transactions contemplated by Section 5.2 hereof.
     3.7  Absence of Changes.  Except as set forth in Schedule
3.7A attached hereto or as contemplated by this Agreement,
including but not limited to Section 5.2 hereof, since December
31, 1995 (the "Balance Sheet Date"), neither the Company nor the Significant Subsidiary has:
          (a)  borrowed or agreed to borrow any funds or
     incurred, or become subject to, any obligation or liability (absolute or contingent), except obligations and liabilities incurred in the ordinary course of business, none of which are materially adverse;
          (b)  incurred or paid any obligation or liability
     (absolute or contingent) other than current liabilities
     reflected in or shown on the Pro Forma Balance Sheet as of the date thereof and current liabilities incurred since the date of the Pro Forma Balance Sheet in the ordinary course of business, none of which are materially adverse;
          (c)  sold, transferred or otherwise disposed of, or
     agreed to sell, transfer or otherwise dispose of any of its assets, property or rights, or canceled or otherwise terminated, or agreed to cancel or otherwise terminate, any debts or claims, except in the ordinary course of business and consistent with past practice;
          (d) except in the ordinary course of business, and consistent with past practice, made or permitted any amendment or termination of any contract, agreement or
     license, including but not limited to the Contracts and the Permits, to which it is a party or to which it or any of its properties are subject;
          (e)  except for customary increases or adjustments
     granted to its employees in accordance with Schedule 3.7B, increased the rate of compensation payable or to become payable by it to any of its officers, directors or employees or adopted any new, or made any increase in any, profit
     sharing, bonus, deferred compensation, savings, insurance, pension, retirement, severance or other employee benefit plan with any of its officers, directors or employees;
          (f)  made any capital expenditure in excess of $25,000
     or any commitment therefor for any single item, but which in the aggregate shall not exceed $200,000, other than capital expenditures described in the capital budget set forth in
     Schedule 3.7C attached hereto;
          (g)  merged or consolidated with any other corporation
     or entity, or acquired or agreed to acquire any corporation, association, partnership, joint venture or other entity;
          (h)  mortgaged, pledged or subjected to any pledge,
     mortgage, security interest, conditional sales contract or other similar encumbrance any of its assets or properties, other than liens, if any, for current taxes not yet due and payable;
          (i)  suffered any damage, destruction or loss, whether
     or not covered by insurance, in excess of $50,000, or
     suffered any repeated, recurring or prolonged shortage,
     cessation or interruption of inventory shipments, supplies or utility services required to conduct its business and operations or suffered any change in its financial condition or in the nature of its business or operations which has had or might have a material adverse effect on its business, operations, assets, properties or prospects;
          (j)  amended or modified, or granted any material
     exception to, its credit criteria for new or existing
     customers;
          (k)  changed any of the accounting principles followed
     by it or the methods of applying such principles; or
          (l)  entered into any other transaction other than in
     the ordinary course of business.
     3.8  Real Property
          (a) Schedule 3.8A attached hereto contains a complete listing of the real estate owned by the Company. The Significant Subsidiary does not own any real estate. Except as reflected on
Schedule 3.8A, the Company has good and marketable title to all such real estate, free and clear of any mortgage, claim, security interest, pledge, charge, lien or encumbrance, other than
Permitted Liens.
          (b) Schedule 3.8B attached hereto contains a complete listing of the real estate leased by either the Company or the Significant Subsidiary. Such leased real estate is held by the
Company or the Significant Subsidiary, as the case may be, under valid and enforceable leases.
          (c) Schedule 3.8C attached hereto contains a complete listing of (i) all real estate owned by the Company and leased to a third party and (ii) all real estate leased by the Company or the Significant Subsidiary and subleased to a third party.  Each such lease or sublease made by the Company or the Significant Subsidiary, as the case may be, is valid and enforceable.
          (d)  The Seller has provided the Buyer with access to
true and complete copies of all deeds, leases, subleases,
documents of title, abstracts, surveys, plats, maps, data and other material in the Seller's possession relating to all the real estate being used by the Company or the Significant
Subsidiary or leased or subleased by the Company or the
Significant Subsidiary to a third party.
     3.9 Personal Property. (a) Schedule 3.9A attached hereto contains a complete listing of all the tangible personal property owned by either the Company or the Significant Subsidiary.
Except for dispositions or losses in the ordinary course of
business since the date of such Schedule 3.9A, unless such
disposition or loss would render Section 3.7 incorrect at the
Closing, the Company and the Significant Subsidiary will have good and marketable title to such of its tangible personal
property, free and clear of any mortgage, claim, security
interest, pledge, charge, agreement, option, lien or encumbrance, other than Permitted Liens.  Schedule 3.9B attached hereto
contains a complete list of all tangible personal property leased by either the Company or the Significant Subsidiary. All of the tangible personal property listed on Schedule 3.9B is held by the Company or the Significant Subsidiary under a valid and enforceable lease.
          (b)  Schedule 3.9C attached hereto contains a complete
list of the intellectual property owned or licensed to or by the Company and the Significant Subsidiary and material to the business of the Company or the Significant Subsidiary; provided, however, that the Buyer acknowledges and agrees that any tradenames or trademarks containing the name "Tredegar" shall be conveyed by the Company to the Seller immediately prior to the
Closing and all rights of the Company and the Significant
Subsidiary to use such tradenames or trademarks shall terminate effective as of the Closing.
     3.10 Compliance with Law and Permits.  Each of the Company and the Significant Subsidiary has obtained all Permits set forth on Schedule 3.10A attached hereto, and, to the Knowledge of the
Seller, except as reflected on Schedule 3.10B attached hereto, is in compliance in all material respects with all applicable Laws and Permits, including, without limitation, any such material
Laws relating to the protection of human health or the
environment, or relating to the emission, discharge, release, threatened release, use, handling, storing, transportation or disposal of any hazardous or toxic material, hazardous or toxic substance or hazardous or toxic waste. To the Knowledge of the
Seller, except as reflected on Schedule 3.10B attached hereto, neither the Company nor the Significant Subsidiary has received any notice of any current or existing violation of any Laws or
Permits.
     3.11 Contracts, Agreements, etc.  Schedule 3.11 attached
hereto contains a correct and complete list of the following contracts, agreements, leases, commitments and arrangements, written or oral, to which either the Company or the Significant Subsidiary is a party or by which the Company or the Significant Subsidiary is or their properties or assets are bound:
          (a) (i) notes, mortgages, indentures or loan or credit agreements; (ii) equipment lease agreements having a term not cancelable without penalty of not less than one year and annual rental payments of not less than $50,000; (iii)
     security agreements each of which secures indebtedness not covered in (ii) above; and (iv) other agreements and
     instruments not covered in (i) through (iii) above
     reflecting obligations for borrowed money or other monetary indebtedness or otherwise relating to the borrowing of money by, or the extension of credit to the Company or the
     Significant Subsidiary, in each case creating an actual or potential obligation of the Company or the Significant
     Subsidiary of not less than $25,000, or commitments to enter into any such agreements or commitments;
          (b)  management consulting and employment agreements
     and binding agreements or commitments to enter into the
     same;
          (c)  option, purchase and sale or lease agreements
     involving any real property, equipment, machinery, personal property or other asset, tangible or intangible, involving amounts payable by or to the Company or the Significant
     Subsidiary of $50,000 or more;
          (d)  agreements and purchase orders entered into or
     issued in the ordinary course of business for the purchase or sale of goods, services, supplies or capital assets
     requiring aggregate future payments by or to the Company or the Significant Subsidiary of more than $50,000;
          (e)  joint venture, partnership or other agreements
     involving the sharing of profits or losses;
          (f) contracts or agreements with the Seller or any subsidiary or Affiliate (as defined in Section 3.17) of the Seller, or any director or officer of the Seller or any subsidiary or Affiliate of the Seller, or any person who is an immediate relative of any such person, or any combination of such persons;
          (g)  outstanding powers of attorney empowering any
     person, company or other organization to act on behalf of
     the Company or the Significant Subsidiary;
          (h) outstanding guarantees, subordination agreements, indemnity agreements and other similar types of agreements, whether or not entered into in the ordinary course of business, which the Company or the Significant Subsidiary is or may become liable for or obligated to discharge, or any asset of the Company or the Significant Subsidiary is or may become subject to the satisfaction of, any indebtedness, obligation, performance or undertaking of any other person, except for indemnification agreements contained in any of
     the instruments listed in the Schedules hereto and except
     for the foregoing in which the obligations of the Company or the Significant Subsidiary thereunder are less than $100,000 in the aggregate;
          (i)  contracts, orders, decrees or judgments preventing
     or restricting the Company or the Significant Subsidiary
     from carrying on business in any location;
          (j)  agreements, contracts or commitments relating to
     the acquisition by the Company or the Significant Subsidiary of the outstanding capital stock or equity interest of any business enterprise; and
          (k)  contracts, commitments or obligations whether or
     not made in the ordinary course of business and having
     unexpired terms in excess of one year or requiring aggregate future payments or receipts in excess of $100,000 or otherwise material to the business or operations of the
     Company or the Significant Subsidiary.
The Seller has provided the Buyer with access to true and
complete copies of all Contracts, including all amendments, modifications, waivers and elections applicable thereto.
     Except as set forth in Schedule 3.11, as to the Company or the Significant Subsidiary, as the case may be, such Contracts are valid and binding, enforceable in accordance with their
respective terms (subject to any applicable bankruptcy,
insolvency, reorganization, moratorium or other similar laws affecting generally the enforcement of creditors' rights), and are in full force and effect.  Except as disclosed in Schedule
3.11, there is not under any such Contract, (i) any existing material breach or material default (or event or condition, which after notice or lapse of time, or both, would constitute a
material breach or material default), by the Company or the
Significant Subsidiary, as the case may be, with respect thereto or (ii) to the Knowledge of the Seller, any existing material breach or material default (or event or condition, which after notice or lapse of time, or both, would constitute a material breach or material default), by a third party with respect
thereto.
     3.12 Litigation.  Except as set forth on Schedule 3.12 or
Schedule 3.10B, there is no claim, legal action, suit,
litigation, arbitration, dispute or investigation, judicial, administrative or otherwise, or any order, decree or judgment, now pending or in effect, as to which the Parent, the Company or the Significant Subsidiary has received service of process or to the Knowledge of the Seller has received notice, or, to the
Knowledge of the Seller, threatened or contemplated, naming, relating to or affecting the Company or the Significant
Subsidiary.
     3.13 Insurance.  Attached hereto as Schedule 3.13 is a list of all insurance policies held by the Company or the Significant Subsidiary now in force, showing for each the current premiums, policy limits and coverages and the expiration dates of each such policy; provided, however, that the Buyer acknowledges that all policies set forth on Schedule 3.13 shall terminate with respect to the Company and the Significant Subsidiary as of the Closing
Date.  The premiums due thereon have been timely paid.
     3.14 Employee Benefits.  (a) Attached hereto as Schedule
3.14 is a true and complete list of each Employee Benefit Plan.
Schedule 3.14 identifies (i) each Employee Benefit Plan that is a "pension plan" (as defined in Section 3(2) of ERISA but not including a multiemployer plan within the meaning of Section
3(37) or 4001(a)(3) of ERISA) (the "Pension Plans"), and denotes those Pension Plans intended to be qualified under Section 401(a)
of the Code (the "Qualified Plans"), (ii) each Employee Benefit
Plan that is a "multiemployer plan" (as defined in Sections 3(37)
and 4001(a)(3) of ERISA (the "Multiemployer Plans") and (iii)
each Employee Benefit Plan that is a "welfare plan" (as defined in Section 3(1) of ERISA) (the "Welfare Plans").  True and
complete copies of each Employee Benefit Plan have been delivered to the Buyer.  To the knowledge of the Seller, each Employee
Benefit Plan is enforceable in accordance with its terms.
          (b)  To the Knowledge of the Seller, each Qualified
Plan complies in all material respects with applicable Law as of the date hereof, and the Internal Revenue Service ("IRS") has issued favorable determination letters to the effect that the forms of Qualified Plans (or predecessor plans) satisfy the requirements of Section 401(a) and related Sections of the Code or an application for such a determination has been filed with the IRS. To the Knowledge of the Seller, there are no facts or circumstances that would jeopardize or adversely affect in any material respect the qualification under Code Section 401(a) of any Qualified Plan.
          (c)  As of the Closing Date, full payment will be made
to each Employee Benefit Plan of all contributions that are
required under the terms thereof and under ERISA or the Code to be made on or prior to the Closing Date. No "accumulated funding deficiency" (as defined in ERISA Section 302 or Code Section
412), whether or not waived, exists or will exist as of the
Closing Date with respect to any Pension Plan.
          (d)  To the Knowledge of the Seller, each Employee
Benefit Plan has been administered substantially in accordance with its terms.  In addition, to the Knowledge of the Seller, each Employee Benefit Plan complies, and has been administered substantially in accordance with, any applicable provisions of
ERISA and the Code and the rulings and regulations promulgated thereunder (including the continuation coverage requirements of group health plans under Code Section 4980(f) and ERISA Section
602), and all other applicable Laws, and all reports, returns and other documentation that are required to have been filed with the
IRS, the Department of Labor, the PBGC or any other governmental agency (federal, state or local) have been filed on a timely basis, in each instance in which the failure to file such
reports, returns and other documents would result in any material liability or obligation to the Company, the Significant
Subsidiary, or any other Company Subsidiary.  No lawsuits or complaints to or by any person or governmental authority have been filed or, to the Knowledge of the Seller, are contemplated or threatened, with respect to any Employee Benefit Plan.
          (e)  Neither the Parent, the Company nor the Seller nor
any affiliate of the Seller has received a notice of, or
incurred, any withdrawal liability with respect to any
"Multiemployer Plan." Neither the Company nor the Significant Subsidiary nor any other Company Subsidiary has an obligation to contribute to any "Multiemployer Plan."
          (f)  Neither the Company nor the Significant Subsidiary
nor any other Company Subsidiary has incurred any material
liability with respect to any Welfare Plan or for "welfare
benefits" (as defined in Code Section 419) including, without limitation, any liability for tax under Code Section 5000 that are not fully reflected in the Company's Financial Statements.
Except as set forth in Schedule 1.33 attached hereto, or as
required under Code Section 4980B(f) and ERISA Section 602,
neither the Company nor the Significant Subsidiary nor any other Company Subsidiary is obligated on or after the Closing Date to provide or to pay any benefits to former employees or to their dependents or beneficiaries.
          (g)  The Seller has delivered to the Buyer true and
correct copies of the following with respect to each such
Employee Benefit plan and all amendments thereto to the date hereof.  In addition, the Seller will, during regular business hours prior to the Closing date,cause the Company, the
Significant Subsidiary and any other Company Subsidiary to allow the Buyer to review true and correct copies of the following with respect to each Employee Benefit Plan:
          (i)       A copy of each trust agreement pertaining to
                    the Employee Benefit Plan (including a copy
                    of any applicable collective investment
                    trust) and all amendments to such documents
                    adopted prior to the date hereof.
          (ii)      The three most recent actuarial valuation
                    reports for the Employee Benefit Plan of for
                    which an actuarial valuation report is
                    required to be prepared.
          (iii)     Copies of any correspondence with the
                    Employee Benefit Plan's actuaries or
                    accountants regarding actuarial assumptions
                    or errors in connection with the preparation
                    of actuarial reports, materials filed with
                    the Internal Revenue Service or the
                    Department of Labor or the administration of
                    the Plan.
          (iv)      The three most recent Internal Revenue
                    Service Forms 5500 including all schedules
                    and related certificates or reports, filed
                    with respect to the Employee Benefit Plans.
          (v)       A copy of the most recent summary plan
                    description prepared with respect to the
                    Employee Benefit Plans and copies of any
                    employee handbooks or other descriptive
                    materials supplied to employees or retirees
                    concerning employee benefits.
          (vi)      A description of each Employee Benefit Plan
                    for which no Plan document exists.
          (vii)     A copy of each Pension Plan's most recently
                    issued IRS determination letter.
     3.15 Employment Matters.  Except as set forth on Schedule
3.15 attached hereto, neither the Company nor the Significant Subsidiary is a party to, bound by, or negotiating in respect of any collective bargaining agreement or any other agreement with any labor union, association or other employee group, nor is any employee of the Company or the Significant Subsidiary represented by any labor union or similar association.  No labor union or employee organization has been certified or recognized as the collective bargaining representative of any employees of the
Company or the Significant Subsidiary.  Except as set forth on
Schedule 3.15 attached hereto, to the Knowledge of the Seller, there are no formal union organizational campaigns or
representation proceedings underway or formally threatened with respect to any employees of the Company or the Significant
Subsidiary nor are there any existing or threatened labor
strikes, work stoppages, slowdowns, disputes, grievances unfair labor practice charges, labor arbitration proceedings or other disturbances affecting any employee of the Company or the
Significant Subsidiary.
     3.16 Taxes.  Except as set forth in Schedule 3.16 attached hereto or as otherwise provided in this Section 3.16:
          (a)  the Seller, the Company or the Significant
     Subsidiary has filed or caused to be filed all tax returns and reports required to have been filed with respect to
     taxes, including without limitation, federal, state,
     foreign, county, local and other income, franchise, property
     (real or personal, tangible or intangible), payroll, excise, sales, use and other taxes and governmental assessments (collectively, "Taxes") by or for the Company or the
     Significant Subsidiary on or before the Closing Date;
          (b)  each of the Company and the Significant Subsidiary
     has paid or made adequate provision for all Taxes, additions to Taxes, interest, and penalties that have become due
     pursuant to those returns or reports or pursuant to any
     assessment or adjustment made with respect thereto; and
          (c)  neither the Company nor the Significant Subsidiary
     has granted (or is subject to) any waiver of the period of limitations for the assessment of Taxes for any currently open taxable period, and no unpaid Taxes deficiency has been asserted against or with respect to the Company or the
     Significant Subsidiary by a taxing authority, no notice of assessment or audit has been received by the Company or the Significant Subsidiary from a taxing authority and no audit of the Company or the Significant Subsidiary by a taxing
     authority is currently underway.
     Notwithstanding the foregoing, the Company is under no
obligation to set forth in Schedule 3.16 any item for which
indemnity is provided by the Seller in Section 7.3 of this
Agreement, nor shall any provision of this Section 3.16 apply to any matter for which indemnity is provided by the Seller in
Section 7.3.
     3.17 Transactions With Affiliates.  Except as set forth in
Schedule 3.17 attached hereto, or as contemplated by this
Agreement, since December 31, 1995, neither the Company nor the Significant Subsidiary has, in the ordinary course of business or otherwise, purchased, leased or otherwise acquired any material property or assets or obtained any material services from, or sold, leased or otherwise disposed of any material property or assets or provided any material services to (except with respect to remuneration for services rendered as a director, officer or employee of the Company), any director, officer or employee, or to the Knowledge of the Seller, any of their relatives, of the
Company, the Significant Subsidiary, the Seller or any Affiliate
of the Company, the Significant Subsidiary or the Seller or any
of their directors, officers or employees or, to the Knowledge of the Seller, any of their relatives.  For purposes of this
Agreement, "Affiliate" shall mean any person, firm or corporation that directly or indirectly controls, is controlled by or is under common control with such person.  Except as set forth in
Schedule 3.17, the Pro Forma Balance Sheet or the Financial
Statements, (a) the Contracts do not include any payable,
receivable, obligation or commitment between the Company and any Affiliate (other than the Significant Subsidiary) or any of their respective directors, officers or employees, or, to the Knowledge of the Seller, any of their relatives, and (b) the assets of the Company do not include any receivable or other obligation or commitment from an Affiliate to the Company (other than the
Significant Subsidiary) or any of their respective directors, officers or employees, or to the Knowledge of the Seller, any of their relatives.
     3.18 No Broker.  Neither the Seller nor the Company (i) has
had any dealings, negotiations or communications with or retained any broker or other intermediary in connection with the
transactions contemplated by this Agreement and (ii) is committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement, other than Bowles Hollowell Conner & Co., whose fees and expenses shall be paid by the Seller.
     3.19 Non-Operating Subsidiary.  Massie Tool, Mold & Die,
Inc., a Florida corporation and wholly-owned subsidiary of the
Company, is a non-operating corporation whose only assets are the rights to its corporate name and only liabilities are the costs and expenses related to the maintenance of its corporate
existence.
     3.20 Accuracy of Information.  To the Knowledge of the
Seller, neither this Agreement nor any Schedule hereto, including
Note 12 to the Financial Statements set forth in Schedule 1.19, contains an untrue statement of a material fact or omits to state a material fact necessary to make statements contained herein or therein not misleading (it being understood that any error or omission will be deemed to be immaterial if such error or
omission is (i) corrected when viewed in the context of all other provisions of this Agreement or such Schedules, or (ii) corrected or updated by another representation or warranty made herein).
                           ARTICLE IV
           REPRESENTATIONS AND WARRANTIES OF THE BUYER
     The Buyer hereby represents and warrants to the Seller that:
     4.1  Organization.  The Buyer is a corporation, duly
organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated herein.
     4.2  Execution, Delivery and Performance.  Except as set
forth in Schedule 4.2, the execution, delivery and performance by the Buyer of this Agreement and each agreement or instrument executed in connection herewith or delivered pursuant hereto and the consummation of the transactions contemplated herein will not, with or without the giving of notice or the passage of time, or both, (i) materially conflict with, or result in a violation or breach of, or a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance under or pursuant to, any provision of the Buyer's
Articles or Certificate of Incorporation or Bylaws, any Law, or
any finding, order, judgment, writ, injunction or decree to which the Buyer is a party or by which the Buyer or its assets may be bound or affected or any contract, lease, mortgage, deed of
trust, indenture, permit, license, franchise, commitment,
authorization or concession, or other agreement or instrument applicable to the Buyer; or (ii) require the approval, consent or authorization of, or prior notice to, filing with or registration with, any federal, state or local governmental body or authority, regulatory agency, court, or any other person or entity, except notices and approvals required under the HSR Act.
     4.3  Authorization.  The Buyer has full power and authority to enter into, deliver and perform this Agreement, and each
agreement or instrument (to which it is a party) executed in connection herewith or delivered pursuant hereto and to
consummate the transactions contemplated hereby. The Buyer's execution, delivery and performance of this Agreement and all agreements and instruments executed in connection herewith or delivered pursuant hereto and the transactions contemplated
hereby have been duly authorized by all requisite corporate
action.  This Agreement and all agreements or instruments
executed by the Buyer in connection herewith or delivered by the
Buyer pursuant hereto have been duly executed and delivered by the Buyer and this Agreement and all agreements and instruments executed by the Buyer in connection herewith or delivered by the
Buyer pursuant hereto constitute the Buyer's legal, valid and binding obligation, enforceable in accordance with their
respective terms.
     4.4  No Broker.  The Buyer has not had any dealings,
negotiations or communications with any broker or other
intermediary in connection with the transactions contemplated by this Agreement and is not committed to any liability for any brokers' or finders' fees or any similar fees in connection with the transactions contemplated by this Agreement.
    4.5  Purchase for Investment.  The Buyer is acquiring the
Company Common Stock for its own account for the purpose of
investment and not with a view to or for sale in connection with any distribution thereof, except in accordance with applicable federal and state securities laws.
                            ARTICLE V
               CERTAIN MATTERS PENDING THE CLOSING
     5.1 Carry on in Regular Course. Except as provided in this Agreement, the Seller shall cause each of the Company and the Significant Subsidiary to carry on its business in the ordinary course and substantially in the same manner as heretofore carried on and use its reasonable efforts to preserve its properties, business and relationships with its suppliers and customers. The Seller will advise the Buyer promptly in writing of any material adverse change in the Company's financial condition or business.
     5.2 Distributions; Assignment of Retained Liabilities. Notwithstanding the provisions of Section 5.1 hereof, between the date hereof and the Closing Date, (i) the Company and the
Significant Subsidiary may pay such dividends or make such other distributions to its shareholder of cash from operations of the
Company before the Closing Date (but excluding any proceeds of sales of capital assets that are not replaced with assets of comparable or greater value), and (ii) the Seller, the Company and the Seller's Affiliates may take such actions as may be
necessary to give effect to the transactions contemplated in the
Pro Forma Balance Sheet including but not limited to the payment or forgiveness of all intercompany accounts prior to the Closing
Date.
     5.3 Indebtedness. Without the prior written consent of the Buyer, the Seller shall not cause or permit either the Company or the Significant Subsidiary to: (a) create, incur, assume or
increase any indebtedness for borrowed money, (b) mortgage,
pledge or otherwise encumber any of its properties or assets, except for Permitted Liens or (c) create, assume or increase any other indebtedness except accounts payable and other liabilities incurred in the ordinary course of business.
     5.4  Issuance of Stock.  The Seller shall not cause or
permit either the Company or the Significant Subsidiary to
reclassify or issue any shares of capital stock of any class or grant any warrants, options or rights to subscribe for any shares of capital stock of any class or securities convertible into or exchangeable for, or which otherwise confer on the holder any right to acquire, any shares of capital stock of any class.
     5.5  Compensation.  The Seller shall not cause or permit
either the Company or the Significant Subsidiary to grant any increases, except as set forth on Schedule 3.7B, in the rate of pay of any of its officers, directors or employees. Except as specifically noted in Schedule 3.14, the Seller shall not cause or permit either the Company or the Significant Subsidiary to institute any new employee benefit plan or program or increase benefits under any existing employee benefits plan or program.
     5.6  Changes.  The Seller shall cause each of the Company
and the Significant Subsidiary not to take any action or omit to take any action which would render Section 3.7 hereof incorrect in any material respect, except Section 3.7(i) hereof.
     5.7  Compliance with Law.  The Seller shall cause each of
the Company and the Significant Subsidiary to comply in all
material respects with all applicable Laws and with all orders of any court or of any federal, state, municipal or other governmen-
tal department, non-compliance with which could cause a material adverse change in its assets or properties or a material impairment to its business.
     5.8  Access to Information.  At the Buyer's expense, the
Buyer, the Buyer's Lenders and their respective authorized
agents, officers and representatives shall have reasonable access to the properties, books, records, contracts, information,
documents and personnel of the Company and the Significant
Subsidiary to conduct such examinations and investigations of the Company and the Significant Subsidiary as the Buyer or the
Buyer's Lenders deem necessary; provided, however, that such examinations and investigations: (a) shall be conducted during the normal business hours of the Company or the Significant
Subsidiary, as the case may be; and (b) shall not unreasonably interfere with the operations and activities of the Company or the Significant Subsidiary, as the case may be.  The Seller shall cause the Company and the Significant Subsidiary to cooperate in all reasonable respects with such examinations and
investigations.
     5.9 Cooperation; Best Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable Law, to consummate the transactions contemplated by this Agreement, including, but not limited to, all filings and other actions required under the HSR
Act.  In case at any time after the Closing Date any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each party to this Agreement shall take all such necessary action.  The parties hereto will execute any additional instruments necessary to consummate the transactions contemplated hereby.  The Seller will use its reasonable best efforts to obtain reliance letters for the benefit of the Buyer and its lenders from the Seller's environmental consultants relating to the Company's or the
Significant Subsidiary's, as the case may be, operating
facilities, other than the facility located at Alsip, Illinois.
     5.10 Consents. (a) The Seller will use its reasonable best efforts to obtain consents of all third parties and governmental authorities necessary to Seller's consummation of the transactions contemplated by this Agreement including but not limited to all consents listed on Schedule 3.2.
     (b)  The Buyer will use its reasonable best efforts to
obtain consents of all third parties and governmental authorities necessary to Buyer's consummation of the transactions contemplated by this Agreement including but not limited to all consents listed on Schedule 4.2.
     5.11 Publicity.  All general notices, releases, statements and communications to employees, suppliers, distributors and customers of the Company and the Significant Subsidiary and to
the general public and the press relating to the transactions covered by this Agreement shall be made only at such times and in such manner as may be mutually agreed upon by the Seller and the
Buyer; provided, however, that any party hereto shall be entitled to make a public announcement of the foregoing if, in the opinion of its legal counsel, such announcement is required to comply with Law or any listing agreement with any national securities exchange or inter-dealer quotation system and if it first gives notice to the other parties hereto of its intention to make such public announcement and a copy of such announcement.
     5.12 Confidentiality.  (a)  Notwithstanding any other
provision of this Agreement to the contrary, the Buyer agrees that unless and until the transactions contemplated herein are consummated, the Buyer shall remain subject to all of the terms and conditions of the Confidentiality Agreement, dated September
21, 1995, executed and delivered by Mentmore Holdings
Corporation, the terms of which Confidentiality Agreement are incorporated herein by reference; provided, however, the provisions of the Confidentiality Agreement shall be waived as and to the extent necessary to permit public announcements to the extent provided in Section 5.11 hereof.
     (b)  Notwithstanding any other provision of this Agreement to the contrary, the Seller agrees that unless and until the transactions contemplated herein are consummated, the Seller shall remain subject to all of the terms and conditions of the Confidentiality Agreement, dated January 24, 1996, executed and delivered by the Seller, the terms of which Confidentiality
Agreement are incorporated herein by reference; provided,
however, the provisions of the Confidentiality Agreement shall be waived as and to the extent necessary to permit public announcements to the extent provided in Section 5.11 hereof.
     5.13 Articles and Bylaws.  The Seller shall not permit or
cause either the Company or the Significant Subsidiary to amend its Articles of Incorporation or Bylaws or merge or consolidate with or into any other corporation.
     5.14 Standstill.  Each of the Seller and the Parent
undertakes and agrees that it will not, after the date of the execution of this Agreement, so long as the Buyer is proceeding in good faith towards Closing of this Agreement, but in no event beyond the termination of this Agreement, engage in any
discussions or negotiate with any prospective purchaser of any assets or capital stock of the Company or the Significant
Subsidiary, and each will be responsible for compliance with such undertaking by its respective directors, officers and agents and the directors, officers and agents of the Company and the
Significant Subsidiary.
     5.15 Environmental Obligations.  (a)  With respect to the
two reportable releases at the Company's facility located at 134
Ferry Street, South Grafton, MA (the "Company's South Grafton Property"), identified as Area A - Boiler Room and Area B -
Facility Building (West) (the "Reportable Releases") in the Phase
I Initial Site Investigation Report dated January 1996 prepared by O'Brien & Gere Engineers, Inc. for 134 Ferry Street, South
Grafton, MA (the "Phase I Report"), (i) the Seller shall cause a Licensed Site Professional (a "LSP") to conduct such sampling as may be necessary to determine the extent of the on-site and off-
site contamination resulting from such Reportable Releases; (ii)
the Seller shall take such actions as may be necessary to
remediate such on-site and off-site contamination to obtain from an LSP a Response Action Outcome Completion Statement reflecting a permanent as opposed to a temporary solution, as provided for in the Massachusetts Contingency Plan, 310 CMR Chapter 40.00 (the "Outcome Statement"); and (iii) the Seller shall conduct such additional sampling or remediation activities required with respect to the Reportable Releases by the Massachusetts
Department of Environmental Protection ("MADEP") as a result of any audit by MADEP of the Outcome Statement to the extent such additional sampling or remediation activities result from MADEP's application of the provisions of the Massachusetts Contingency
Plan in effect on the date hereof.  Notwithstanding the
foregoing, the Buyer and its lenders shall have the right to approve any proposed activity or use limitation affecting the present use of the property as a manufacturing facility prior to its incorporation into any Response Action Outcome Completion Statement. The Seller shall reasonably cooperate with the Buyer, and after the Closing the Company, in the Buyer's efforts to obtain a covenant not to sue and contribution protection for the
Buyer under the Massachusetts Contingency Plan; provided,
however, that such obligation of the Seller shall terminate on the first anniversary of the Closing Date.
     (b)  the Buyer will cooperate with the Seller in the
discharge of the Seller's obligations under the foregoing Section 5.15(a), including, but not limited to:
          (i) allowing and causing the Company to allow the Seller and its consultants and contractors access to and entry upon the Company's South
                    Grafton Property to conduct the activities
                    contemplated by Section 5.15(a) after the
                    Closing;
          (ii) allowing and causing the Company to allow connection to and use of all necessary utilities to conduct the activities by the
                    Seller and its consultants and contractors
                    contemplated by Section 5.15(a) after the
                    Closing; provided that the Seller reimburses
                    the Company for any incremental increase in
                    utility charges resulting therefrom;
          (iii)     causing the Company to assist the Seller and
                    its consultants to obtain any permits
                    necessary for the performance by the Seller
                    of the activities contemplated by Section
                    5.15(a), provided that the Seller shall be
                    responsible for all costs and expenses for
                    obtaining such permits; and
          (iv)      coordinating and causing the Company to
                    coordinate the operations of the Company at
                    the Company's South Grafton Property with the activities by the Seller and its consultants and contractors contemplated under Section
                    5.15(a) to minimize interference with the
                    Seller's timely completion of its obligations
                    thereunder.
                           ARTICLE VI
       CONDITIONS PRECEDENT TO CONSUMMATION OF THE CLOSING
     6.1  Conditions Precedent to Each Party's Obligations to
Closing.  The respective obligations of each party to consummate the transactions contemplated by this Agreement on the Closing
Date are subject to the satisfaction at or prior to the Closing of the following conditions precedent:
          (a)  no order, decree or injunction shall have been
     enacted, entered, promulgated or enforced by any United
     States court of competent jurisdiction or any United States governmental authority which prohibits the consummation of the transactions contemplated by this Agreement; provided, however, that the parties hereto shall cooperate to use their reasonable best efforts to have any such order, decree or injunction vacated or reversed; and
          (b)  all applicable waiting periods under the HSR Act
     shall have expired or terminated, and neither the Federal
     Trade Commission nor the Department of Justice shall have instituted, or threatened to institute, either before or after the expiration of such waiting period, a proceeding concerning this Agreement or the consummation of the transactions contemplated hereby.
     6.2 Conditions Precedent to Obligations of the Buyer. The obligation of the Buyer to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:
          (a)  there shall have occurred no material adverse
     change in the financial condition, results of operations,
     business or assets of the Company or Significant Subsidiary considered as a whole from December 31, 1995 to the Closing
     Date, except for changes attributable to the Company's manufacturing operations at its facility located in Graham,
     North Carolina (other than any destruction or substantial
     damage to such facility);
          (b) the representations and warranties of the Seller contained in Article III shall be true and correct in all material respects at and as of the Closing Date with the
     same force and effect as if those representations and
     warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);
          (c) the Seller shall, in all material respects, have performed all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it on or before the Closing Date;
          (d)  the Buyer shall have received the Seller's Closing
     Certificate;
          (e) the Seller and the Company shall have executed and delivered the Assignment and Assumption Agreement and pursuant thereto the Retained Liabilities shall have been
     assumed by the Seller;
          (f) the Seller and the Company shall have executed and delivered the Transition Services Agreement.
          (g) the Buyer shall have received the resignations (effective as of the Closing Date) of all of the officers and directors of the Company and each Company Subsidiary;
          (h)  the Buyer shall have received all of the minute
     books of the Company and each Company Subsidiary, including all stock registers, corporate seals and related materials;
          (i)  all proceedings, corporate or other, to be taken
     by the Seller in connection with the transactions
     contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Buyer and the Buyer's counsel;
          (j)  the Buyer shall have received the Parent Guaranty;
     and
          (k)  the Buyer shall have received the Opinion of
     Seller's Counsel.
     6.3 Conditions Precedent to Obligations of the Seller. The obligation of the Seller to consummate the transactions contemplated by this Agreement on the Closing Date is subject to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:
          (a) the representations and warranties of the Buyer contained in Article IV shall be true and correct in all material respects at and as of the Closing Date with the
     same force and effect as if those representations and
     warranties had been made at and as of such time (with such exceptions, if any, necessary to give effect to events or transactions expressly permitted herein);
          (b) the Buyer shall, in all material respects, have performed all obligations and complied with all covenants contemplated herein that are necessary to be performed or complied with by it on or before the Closing Date;
          (c)  the Seller shall have received the Buyer's Closing
     Certificate;
          (d)  all proceedings, corporate or other, to be taken
     by the Buyer in connection with the transactions
     contemplated by this Agreement, and all documents incident thereto, shall be reasonably satisfactory in form and substance to the Seller and the Seller's counsel;
          (e)  the Seller shall be relieved, released, reimbursed
     or held harmless by the Buyer, satisfactory to the Seller in the Seller's reasonable discretion, for all financial
     commitments, guaranties, collateral agreements, surety
     bonds, or similar undertakings the Seller has provided to or on behalf of the Company or the Significant Subsidiary (on a direct or indirect basis) that remain outstanding as of the Closing Date which are listed on Schedule 6.3 attached hereto; and
          (f)  the Seller shall have received the Opinion of
     Buyer's Counsel.
                           ARTICLE VII
                      ADDITIONAL COVENANTS
     7.1  Employee Benefit Plan Matters. (a)  The parties agree that as of the Closing Date the Continuing Employees who
participated in the Employee Benefit Plans shall cease to
actively participate in those Employee Benefit Plans sponsored by the Parent; that the Company, the Significant Subsidiary and each Company Subsidiary shall cease to be participating employers in the Employee Benefit Plans sponsored by the Parent and after the Closing Date neither the Buyer nor the Company nor the
Significant Subsidiary nor any other Company Subsidiary shall either sponsor or maintain or assume the sponsorship of, or the responsibility for contributions to, or have or incur any cost or liability in connection with, any Employee Benefit Plan sponsored by the Parent.  The preceding sentence shall not apply to
Employee Benefit Plans listed on Schedule 1.33 and shall not affect Continuing Employees' right to severance benefits in
accordance with Section 7.22.
     (b) Prior to the Closing Date the Parent will assume the sponsorship of the Polestar Plastics Manufacturing Company 401(k) Profit Sharing Plan (the "Polestar Plan") and the Massie Tool &
Mold, Inc. Frozen Profit sharing Plan (the "Massie Plan").
     (c)  Effective as of the Closing Date and for a period of
180 days thereafter, Continuing Employees shall be eligible to participate in the employee benefit plans listed on Schedule 7.1
(the "Buyer's Plans") and during such period the Buyer's Plans shall remain in effect with the same terms as in effect on the date of this Agreement.  Buyer will designate a defined
contribution plan that is qualified under Section 401(a) and related sections of the Code that will accept transfers from the Savings Plan for the Employees of Tredegar Industries, Inc., the Polestar Plan and the Massie Plan as "direct rollovers" on behalf of each Continuing Employee who directs such a transfer.  With respect to any Continuing Employee, each Buyer's Plan that is an employee welfare plan (as defined in ERISA Section 3(1)) (the
"Buyer's Welfare Plans") shall not include a waiting or
eligibility period or a preexisting condition restriction or limitation and to the extent that such Continuing Employees or their dependents or beneficiaries have satisfied any internal limits, deductibles or copayment requirements under the Employee Benefit Plans that are welfare plans or fringe benefits, for the year that includes the Closing Date, such amounts will be
credited toward the satisfaction of any such requirements under the Buyer's Welfare Plans.  Service recognized under the
applicable Pension Plan for Continuing Employees will be
recognized for all purposes under each of the Buyer's Plans that is an employee pension plan (as defined in ERISA Section 3(2)
(the "Buyer's Pension Plans"), except that the benefits payable to or on behalf of a Continuing Employee under the Buyer's
Pension Plans may be reduced by the benefits payable to or on behalf of such Continuing Employee under the applicable Pension
Plan.  Except as provided in the preceding sentences of this
Section 7.1(c), Buyer shall cause the Company, the Significant Subsidiary and each Company Subsidiary to adopt and maintain such "employee benefit plans" (as defined in Section 3(3) of ERISA) as are appropriate in Buyer's sole discretion and judgment.
     7.2  Termination; Severance.  (a)  Except as indicated in
separate letters from the Buyer to the Seller, received by the
Seller prior to February 29, 1996 with respect to plant
personnel, and received by the Seller not less than seven days prior to the Closing Date with respect to staff personnel located in Richmond, VA, the Buyer agrees that it shall cause the Company or the Significant Subsidiary or each other Company Subsidiary, as the case may be, to continue to employ, immediately after the Closing, all of the individuals employed by it on the Closing
Date at salaries or wages, as applicable, that are not less than the salaries or wages payable to such persons on the Closing
Date; provided, however, that the Buyer shall have the right to modify such salaries or wages after the Closing in its sole
discretion.  The preceding sentence shall not restrict or
otherwise limit the Company's or the Significant Subsidiary's or a Company Subsidiary's, as the case may be, right to terminate the service of any such employee after the Closing with or
without cause in its sole discretion.
     (b) The Buyer shall pay severance pay to each Continuing Employee, who is terminated without cause after the Closing Date, at a rate of one week's pay for each year of service with the
Company, each Company Subsidiary or the predecessors or
successors of any of them.  Severance pay shall be paid in a single sum or in bi-weekly installments, as determined by the
Buyer in its sole discretion.  For purposes of this Agreement, the term "Year of Service" means the number of years of service recognized for vesting purposes under the applicable Pension Plan and the term "salary" means, in the case of a salaried employee, his base annual salary divided by 52 and, in the case of an
hourly paid employee, his current hourly wage multiplied by 40.
The amount of severance pay shall be reduced for applicable
income and employment tax withholding and the cost of any
coverage under the Buyer's or the Seller's health benefit plan payable by such Continuing Employee.
     7.3  Income Tax Matters.  (a)  Federal Income Taxes in
General. The income and other tax items of the Company and the Significant Subsidiary for periods ending on or before the
Closing Date shall be included in the consolidated federal income tax return of the affiliated group, within the meaning of Section 1504(a) of the Code, of which the Seller is a member (the "Seller Group"). Except as otherwise provided in this Section 7.3, the
Seller shall be responsible for and shall indemnify, defend and hold harmless the Buyer, the Company, and each Company Subsidiary from any federal income taxes of the Company or the Significant Subsidiary not heretofore paid and shall be entitled to any reductions in taxes or refunds (including interest) not
heretofore received for taxable periods of the Seller Group
ending before or including the Closing Date. If the Buyer, the Company, or the Significant Subsidiary receives any such refund, the Buyer shall promptly pay (or cause the Company or the
Significant Subsidiary to pay) the entire amount of the refund (including interest) to the Seller.
          The Buyer and the Company shall be jointly and
severally responsible for and shall indemnify, defend and hold harmless the Seller and all other members of the Seller Group from all federal income taxes of the Company and the Significant Subsidiary for any taxable period beginning on or after the
Closing Date and for all federal income taxes resulting from any action taken without the Seller's written consent by the Buyer, the Company, or the Significant Subsidiary after the Closing (including, without limitation, actions taken outside the ordinary course of business and occurring on the Closing Date).
The Buyer shall be entitled to all refunds of taxes (including interest) for such periods.
          (b)  State Income Taxes in General.  For purposes of
this Agreement, the term "state income tax" means any tax or governmental charge in lieu thereof, imposed by a state in the
United States, that is based on or measured by net income.  The
Seller shall be responsible for preparing and filing the state income tax returns of the Company and the Significant Subsidiary for taxable periods ending on or before the Closing Date.  Except as otherwise provided in this Section 7.3, the Seller shall
indemnify, defend and hold harmless the Buyer, the Company, and the Significant Subsidiary from any state income taxes not
heretofore paid and shall be entitled to any reductions in taxes or refunds (including interest) not heretofore received for such taxable periods. If the Buyer, the Company, or the Significant Subsidiary receives any such refund, the Buyer shall promptly pay
(or cause the Company or the Significant Subsidiary to pay) the entire amount of such refund (including interest) to the Seller.
          The Buyer and the Company shall be jointly and
severally responsible for and shall indemnify, defend and hold harmless the Seller and all other members of the Seller Group from all state income taxes of the Company and the Significant Subsidiary for any taxable period beginning on or after the
Closing Date and for all state income taxes resulting from any action taken without the Seller's written consent by the Buyer, the Company, or the Significant Subsidiary after the Closing (including, without limitation, actions taken outside the ordinary course of business and occurring on the Closing Date).
The Buyer and the Company shall be entitled to all refunds of taxes (including interest) for such periods.
          If the Company or the Significant Subsidiary is
required to file any state income tax return for a taxable period covering days before and after the Closing Date, the Buyer shall cause such return to be filed and shall be responsible for the payment of any tax for such period.  However, the Seller shall pay to the Buyer, as an adjustment to the Purchase Price paid to the Seller, the amount by which the state income tax attributable to the period through the Closing Date (excluding any tax for which the Buyer and the Company are responsible pursuant to the preceding paragraph) exceeds the sum of the amount of such tax paid on or before the Closing Date.  The tax attributable to the period through the Closing Date shall be determined (i) as if that period were a separate taxable year and (ii) except as
otherwise required by Law, by using the tax accounting methods and tax elections used by the Company or the Significant
Subsidiary (as appropriate) before the Closing Date.  The Seller shall compute the amount of the Company's or the Significant Subsidiary's tax attributable to the period through the Closing
Date (excluding any tax for which the Buyer and the Company are responsible pursuant to the preceding paragraph) and shall notify the Buyer of such amount in writing no later than 90 days after the Closing Date.  At least 30 days before the due date
(excluding extensions) for the filing of the Company's or the Significant Subsidiary's state income tax return for the entire period, the Seller shall pay to the Buyer the excess of (a) the amount of tax determined by the Seller as attributable to the portion of the period through the Closing Date, over (b) the sum of the amount of the tax for the taxable period paid on or before the Closing Date.  If the Buyer disagrees with the Seller's
computation of any such amount, the Seller and the Buyer shall proceed in good faith to determine the correct amount, and the
Seller's payment to the Buyer shall be due on the later of (i)
the time specified in the immediately preceding sentence and (ii)
10 days after the Seller and the Buyer agree to the amount
payable.  If the Seller and the Buyer do not reach an agreement within 30 days after the due date (excluding extensions) of the state income tax return in question, they shall select a "Big
Six" accounting firm to determine the correct amount of any and all amounts in dispute, and such firm's determination of such amount(s) shall be conclusive.  Such accounting firm shall notify both parties in writing of its determination(s), and the Seller's payment to the Buyer under this paragraph shall be due 10 days after the date the Seller receives such written notification from the accounting firm.  The Seller and the Buyer shall share
equally any fee and other costs charged by such accounting firm.
          (c) Taxes Resulting From Section 338 Elections. Notwithstanding any other provision of this Agreement, the parties agree that, if the Buyer makes or is deemed to have made an election under Section 338 (without an election being made under Section 338(h)(10)) of the Code with respect to the Compa-
ny, the Buyer shall prepare and file the returns for, be respon-
sible for the payment of, defend, indemnify and hold harmless the Seller from, and be entitled to any refund of any taxes resulting from the election, any such election with respect to the
Significant Subsidiary, and any corresponding election(s) under state law.  If an election is made by the Buyer and the Seller under Section 338(h)(10) of the Code with respect to the Company,
(i) the Seller shall prepare and file the returns for, be
responsible for the payment of, defend, indemnify and hold
harmless the Buyer and the Company from, and be entitled to any refund of any federal and state income taxes resulting from that election, any such election with respect to the Significant
Subsidiary, and any corresponding election(s) under state law, but only up to the amount of such taxes that would be payable by the Seller, if no Section 338(h)(10) election were made, with respect to the sale of the stock of the Company, and (ii) the
Buyer shall defend, indemnify and hold harmless the Seller from, and be entitled to any refund of, any federal and state income taxes exceeding such amount and resulting from any such
election(s).  For purposes of the immediately preceding sentence, the amount of federal and state income taxes resulting from any election under Section 338(h)(10) (and any corresponding election under state law) shall be computed without regard to the use of deductions, losses, or credits actually used in a consolidated, unitary, or combined return including the Company or the
Significant Subsidiary and any member of the Seller's affiliated group, except (i) any deductions, losses, and credits that,
absent such election, would be used to reduce income taxes with respect to the sale of the stock of Company, (ii) any deductions or losses recognized because of the deemed sale of assets
resulting from such election, and (iii) any deductions, losses and credits that would be attributable to the Company (or to the Significant Subsidiary, if a Section 338(h)(10) election is made with respect to the Significant Subsidiary as well as the
Company) under Treasury Regulation Section 1.1502-79 for future use if no such election were made. If a refund of tax described in this paragraph is paid to a person other than the party entitled to the refund under this paragraph, the Seller or the Buyer, as appropriate, shall promptly pay (or, in the Buyer's case, cause the Company or the Significant Subsidiary to pay) the amount of such refund to the party so entitled to the refund.
          If a Section 338(h)(10) election is to be made, the
Buyer and the Seller shall cooperate as provided herein in
determining the deemed sales prices of the assets of the Company
(and, if applicable, the assets of the Significant Subsidiary)
for purposes of Section 338(a)(1) of the Code in accordance with all applicable Treasury Regulations promulgated under Section 338 of the Code.  The Buyer initially shall determine such deemed sales prices and shall notify the Seller in writing of the prices so determined ("Buyer's Deemed Sales Price Notice") within 90 days after the Closing Date. The Seller shall be deemed to have accepted such determination unless, within 60 days after the date of the Buyer's Deemed Sales Price Notice, the Seller notifies the
Buyer in writing of (i) each proposed deemed sales price with which the Seller disagrees, and (ii) for each such price, the amount that the Seller proposes as the deemed sales price.  If the Seller provides such notice to the Buyer, the parties shall proceed in good faith to determine mutually the deemed sales prices in dispute.  Neither the Buyer nor the Seller shall take, nor shall they permit any affiliated corporation (including, without limitation, the Company and the Significant Subsidiary)
to take, any position for income tax purposes that is
inconsistent with the deemed sales prices as finally determined hereunder; provided, however, that the deemed purchase prices of the assets shall differ from the deemed sales prices to the
extent necessary to reflect the inclusion in the total deemed purchase price of items (for example, the Buyer's capitalized acquisition costs in addition to the Purchase Price) not included in the total deemed sales price.
          (d)  Cooperation.  The Buyer agrees to cooperate and to
cause the Company and the Significant Subsidiary to cooperate with the Seller to the extent reasonably required after the
Closing Date in connection with (i) the filing, amendment,
preparation, and execution of all federal and state income tax returns and documents with respect to any taxable period of the
Company or the Significant Subsidiary ending on or before the
Closing Date, (ii) contests concerning the federal or state
income tax due for any such period, and (iii) audits and other proceedings conducted by income tax authorities with respect to any such period.  Within a reasonable time (but not more than 10 days) after the Buyer, the Company, or the Significant Subsidiary receives official notice of any such contest, audit, or other proceeding, the Buyer shall notify or cause the Company or the Significant Subsidiary to notify the Seller in writing of such contest, audit, or other proceeding.  In any case where the
Company or the Significant Subsidiary is responsible under
applicable law for the defense of such contest, audit, or other proceeding, the Seller shall have the right to conduct the defense at its expense, whether such contest, audit, or other proceeding commenced before or commences after the Closing Date. Notwithstanding the Seller's obligations under the other provisions of this Section 7.3, the Seller shall have no
obligation to pay, defend, indemnify or hold harmless the Buyer, the Company, or the Significant Subsidiary from any tax imposed or assessed as a result of (i) the failure of the Buyer, the
Company, or the Significant Subsidiary to notify the Seller as required by this Subsection 7.3(d), if such failure adversely affects the Seller's ability to respond adequately in a timely manner to the notice of contest, audit, or other proceeding, (ii)
any action taken by the Buyer, the Company, or the Significant Subsidiary with respect to any contest, audit, or other proceeding without the Seller's written consent, if and to the extent such action would result in any liability on the part of or adversely affect the Seller, including any increase in an indemnification obligation under this Agreement, or (iii) any failure of the Buyer or the Company to comply with Section 7.5 hereof, if and to the extent such failure would result in any liability on the part of or adversely affect the Seller,
including any increase in an indemnification obligation under this Agreement.  The amount of any income tax indemnification otherwise payable by the Seller under this Agreement shall be reduced or increased (as appropriate) by the amount or, in the case of a tax benefit or cost to be realized subsequently, the then-present value of any federal or state income tax benefit or cost to the Buyer, the Company, or the Significant Subsidiary
resulting from any adjustment to or change in any tax item
relating to the Company or the Significant Subsidiary for any
taxable period ending before or including the Closing Date. Such present value shall be based on a discount rate of 5% per annum.
          The Seller agrees to make available to the Buyer, the Company, and the Significant Subsidiary records in the custody of the Seller or of any member of the Seller Group, to furnish other information, and otherwise to cooperate to the extent reasonably required for the filing of federal and state income tax returns and other documents relating to the Company or the Significant Subsidiary for any taxable period ending after the Closing Date.
The Seller agrees to notify the Buyer in the event that after the Closing Date the Seller makes any adjustment or change in any tax item in respect of a taxable period ending before or including the Closing Date that would increase the federal or state income taxes payable by the Buyer, the Company or the Significant
Subsidiary for any taxable period ending after the Closing Date. However, no loss, credit, or other item of the Company or the Significant Subsidiary may be carried back without the Seller's written consent, which the Seller may withhold in its absolute discretion, to a taxable period for which the Company or the Significant Subsidiary and the Seller or any other member of the
Seller Group filed a consolidated, unitary, or combined return.
          The Seller agrees to cooperate with the Buyer, and the
Buyer agrees to cooperate (and cause the Company and the
Significant Subsidiary to cooperate) with the Seller, to the extent necessary in connection with the filing of any information return or similar document relating to the Buyer's acquisition of the Company and (indirectly) the Significant Subsidiary.
          (e) "Losses" with respect to Income Taxes. Any indemnifiable claim made under this Section 7.3 shall include any and all claims, demands, suits, proceedings, judgments, losses, liabilities, damages, costs and expenses of every kind and nature (including, but not limited to, reasonable attorneys' fees and litigation costs) imposed upon or incurred by the Seller or the
Buyer as a result of or in connection with their respective indemnifiable claims under this Section 7.3 (collectively,
"Claims"), provided, however, that no party seeking
indemnification under this Section 7.3 shall be entitled to
receive (i) any fees, costs or expenses incurred with respect to defending any such Claims if the indemnifying party is providing a defense to such Claims and has agreed in writing that it is obligated with respect to such Claims to defend, indemnify and hold harmless the party seeking indemnification or (ii) any consequential damages. The statute of limitations with respect to indemnification under this Section 7.3 shall extend until all applicable periods of limitations for assessments of tax have expired (taking into account any extension or waiver of any
statute of limitation).
          (f)  Taxes to Include Interest, Etc.  For purposes of
this Section 7.3, the term "tax" or "taxes" includes any addition to tax, interest, and penalty imposed with respect to the tax or taxes.  Thus, for example, any obligation to hold a party
harmless from federal income tax for a taxable period includes the obligation to hold the party harmless from any addition to tax, interest, or penalty imposed with respect to such federal income tax.
          (g) Termination of Tax-Sharing Agreement. After the Closing, this Section 7.3 shall supersede any and all tax-sharing or similar agreements to which (i) the Company or the Significant Subsidiary and (ii) the Seller or any corporation affiliated with the Seller are parties. Neither the Company or the Significant Subsidiary, nor the Seller or any such affiliated corporation shall have any obligation or rights with respect to each other under any such prior agreement after the Closing.
     7.4  Use of the Name "Tredegar".  (a) The Buyer acknowledges and agrees that, as between the Buyer and the Seller, the Seller has the absolute and exclusive proprietary right to the name
"Tredegar" and all symbols and logos incorporating such name.
Subject to the provisions of Subsection 7.4(c) below, the Buyer covenants and agrees that it shall not, and after the Closing, shall not cause or permit the Company, the Significant Subsidiary or any other Company Subsidiary to: (i) use the name "Tredegar"
or any other rights associated with the use of the name
"Tredegar" or (ii) use any printed materials, signs or graphics that display or imply an affiliation or connection of the Buyer, the Company, the Significant Subsidiary, any other Company
Subsidiary or any affiliate of the Buyer with the Seller or any affiliate of the Seller.
          (b)  The Seller and the Buyer agree that, at the
Seller's option, simultaneously with the Closing, the Seller may cause the Company to amend its Articles of Incorporation to
change the name of the Company, provided, that, such name shall be reasonably acceptable to the Buyer.  In the event that name of the Company has not been so changed, the Buyer agrees, that
within 15 calendar days immediately following the Closing Date, at the Buyer's sole cost and expense, the Buyer shall cause the
Company to amend its Articles of Incorporation to change the name of the Company, and during such 15 calendar day period, the
Company shall be permitted to use the name "Tredegar Molded
Products Company"; provided, however, the Buyer shall not, and shall not cause or permit the Company to, use such name for any commercial purposes, except as expressly permitted under
Subsection 7.4(c) below.
          (c)  During the six-month period commencing upon the
Closing Date (the "License Period"), the Buyer shall have the right to use the Company's and the Significant Subsidiary's
existing signs and pre-printed materials such as packaging
materials, invoices, acknowledgements, purchase orders, and
catalogs; provided, however, that with respect to the use of such pre-printed materials, the Buyer shall, and shall cause the
Company and the Significant Subsidiary to, clearly and
prominently mark or label on such materials that the Company and the Significant Subsidiary are no longer affiliated with the
Parent or any of the Parent's affiliates.  Upon the expiration of the License Period, the Buyer shall and shall cause the Company and the Significant Subsidiary to cease using any and all signs and preprinted materials that display or include the name
"Tredegar."
     7.5  Access to Books and Records.  At the Seller's expense, the Seller and its authorized agents, officers and
representatives shall have reasonable access after the Closing
Date to the books, records, contracts, information and documents of the Company and any Company Subsidiary for any reasonable business purpose, including but not limited to matters relating to federal or state income taxes, the Retained Liabilities or the Seller's indemnity under Section 8.2 hereof; provided, however, such access by the Seller (a) shall be conducted during the
Company's and the Significant Subsidiary's respective normal business hours and (b) shall not unreasonably interfere with the Company's and the Significant Subsidiary's respective operations and activities.  The Buyer shall and shall cause the Company and the Significant Subsidiary to cooperate in all reasonable
respects with the Seller's review of such information, including, without limitation, retaining all such information for each tax year (including any portion of a tax year) prior to and including the Closing Date until the Seller has notified the Buyer in
writing that a tax year has been closed.  The Seller shall notify the Buyer of the closing of tax years on an annual basis.
     7.6 Access to and Removal of Equipment. Within 30 days immediately following the Closing, the Parent shall cause the
Roboform 40(EDM) machine owned by the Parent's Film Products division (the "Roboform") and located at the Company's St.
Petersburg, Florida tooling/technical plant to be removed from such plant.  The Buyer shall allow and cause the Company (i) to allow the Parent access to and entry upon the Company's St.
Petersburg, Florida tooling/technical plant for the purpose of removing the Roboform and (ii) to reasonably cooperate with such removal.
                          ARTICLE VIII
                    SURVIVAL; INDEMNIFICATION
     8.1  Limitation on and Survival of Representations and
Warranties. (a) The Buyer acknowledges and agrees that no representations or warranties have been made by the Seller in connection with the transactions contemplated by this Agreement, except for those representations and warranties made by the
Seller in Article III hereof and in the Seller's Closing
Certificate.  Except for claims made with respect to the matters, and to the extent provided in Section 8.2(a) hereof, the Buyer agrees not to assert any claim that the Seller has made any false representation, warranty or statement in connection with the transaction contemplated by this Agreement or omitted to make any statement necessary in order to make the representations, warranties and statements so made not misleading and agrees to waive any right or remedy available by Law in connection with the foregoing, except to the extent that any such false representation, warranty or statement or any such omission
constitutes intentional fraud on the part of the Seller.
     (b) Subject to paragraph (a) of this Section 8.1, all representations and warranties contained in this Agreement, or in any agreements or instruments executed in connection herewith or delivered pursuant hereto, shall survive for a period of one year beginning on the Closing Date, but no longer, and shall only be effective with respect to any breach or claim when notice of such breach or claim shall have been given in writing to the other party in breach or against whom indemnification is sought within such period prescribed, provided, however, with respect to
Section 3.5, there shall be no expiration; with respect to
Sections 5.15(a)(i) and (ii), such obligations of the Seller shall survive until the delivery to the Buyer of a copy of the
Outcome Statement referred to in Section 5.15(a) hereof; with respect to Section 5.15(a)(iii), such obligations of the Seller shall survive until the earlier of (i) the date on which any additional sampling or remediation activities required to be conducted by Seller pursuant to Section 5.15(a)(iii) hereof shall have been completed by the Seller, and (ii) (x) with respect to any random audit conducted by MADEP pursuant to 310 CMR Chapter 40.1110(2)(as in effect on the date hereof), the date that is five years immediately following the date the Outcome Statement referred to in Section 5.15(a) hereof has been filed with MADEP, and (y) with respect to any targeted audit conducted by MADEP pursuant to 310 CMR Chapter 40.1110(3)(a)-(e) or (g)-(i)(as in
effect on the date hereof), the date of expiration of such period as MADEP shall be permitted to conduct a targeted audit pursuant to 310 CMR Chapter 40.1110(3)(a)-(e) or (g)-(i)(as in effect on the date hereof); and with respect to claims for intentional fraud the statute of limitations for a federal securities law claim pursuant to Rule 10b-5 under the Securities Exchange Act of
1934, as amended, shall apply.  Any claim for indemnification for which notice has been given within the prescribed period may be prosecuted to conclusion notwithstanding the subsequent expiration of such period. No party to this Agreement shall be entitled to pursue any remedy for the breach of any representation or warranty to the extent such party was informed in writing of such breach prior to the Closing Date and such party proceeds with the Closing.
     8.2  Indemnification by the Seller.  Subject to the
limitations set forth in Sections 8.1, 8.4 and 8.6 hereof, the
Seller hereby agrees to defend, indemnify and hold harmless the
Buyer from and against any and all claims, demands, suits,
proceedings, judgments, losses, liabilities, damages, costs and expenses of every kind and nature (including, but not limited to, reasonable attorneys' fees and litigation costs) (collectively, "Losses") imposed upon or incurred by the Buyer ("Buyer's Claim")
as a result of or in connection with any of the following:
          (a)  Any misrepresentation or breach of warranty made
     by the Seller under Article III of this Agreement; or
          (b) The breach of or default in the performance by the Seller of any covenant, agreement or obligation to be performed by the Seller pursuant to this Agreement or any agreement or instrument executed in connection herewith or pursuant hereto.
     8.3  Indemnification by Buyer.  Subject to the limitations set forth in Sections 8.1 and 8.4, the Buyer hereby agrees to defend, indemnify and hold harmless the Seller from and against any and all Losses imposed upon or incurred by the Seller (any of such losses by the Seller, a "Seller's Claim"), as a result of or in connection with any of the following:
          (a)  Any misrepresentation or breach of warranty made
     by the Buyer under Article IV of this Agreement;
          (b)  The breach of or default in the performance by the
     Buyer of any covenant, agreement or obligation to be
     performed by the Buyer pursuant to this Agreement or any
     agreement or instrument executed in connection herewith or pursuant hereto;
          (c) The conduct of the Company's and the Significant Subsidiary's business after the Closing;
          (d)  The use by the Buyer, the Company or the
     Significant Subsidiary of the name "Tredegar" or any symbol or logo incorporating such name after the Closing Date; or
          (e) any claims made on or after the Closing Date with respect to matters set forth on Schedule 6.3.
     8.4  Limitation of Liability.  Neither the Buyer nor the
Seller shall have any liability to indemnify the other unless and until the aggregate amount of its Losses exceeds $200,000
(excluding Losses in connection with the matters set forth in
Section 5.15), in which event the party seeking indemnity may recover all of its Losses, other than the initial $200,000
(excluding Losses in connection with the matters set forth in
Section 5.15), and with respect to Losses incurred in connection with the matters set forth in Section 5.15, the Buyer shall be entitled to recover the entire amount of such Losses, subject to, however, the limitations set forth in the following sentence. Notwithstanding anything to the contrary in the foregoing, recovery for Buyer's Claims shall be limited to $6,000,000 in the aggregate.
     8.5  Notice of Indemnity Claims.  If a party intends to
assert a Buyer's Claim or a Seller's Claim (a Buyer's Claim or a Seller's Claim being hereafter referred to as a "Indemnity Claim"
in this Section 8.5), the party intending to assert an Indemnity
Claim shall provide the party from whom indemnification is sought with notice of such Indemnity Claim within thirty (30) days after receiving notice of such Indemnity Claim. At the time the
Indemnity Claim is made and thereafter, any party asserting the Indemnity Claim shall provide the party against which the
Indemnity Claim is asserted with copies of any materials in its possession describing the facts or containing information providing the basis for the Indemnity Claim.  If the Indemnity
Claim involves a claim by a third party (a "Third Party Indemnity Claim"), the party against which the Third Party Indemnity Claim is asserted may assume at its expense the defense of the claim by the third party, provided that such party against which the Third
Party Indemnity Claim is asserted agrees in writing with respect to such Third Party Indemnity Claim that it is obligated
hereunder to defend, indemnify and hold harmless any party
asserting the Third Party Indemnity Claim with respect to such
Third Party Indemnity Claim; and provided, further, that the party asserting the Third Party Indemnity Claim shall be entitled to participate in the defense of such claim at its own expense.
The failure of any party against which the Third Party Indemnity
Claim is asserted to assume the defense of any such claim shall not affect any indemnification obligation under this Agreement.
     8.6  Application of Article VIII.   No provision of Article
VIII, except Section 8.7, shall apply to any claim or liability to which Section 7.3 applies. Article VIII shall apply to tax claims and liabilities to which Section 7.3 does not apply.
Article VIII shall not apply to any claim for intentional fraud or in respect of Retained Liabilities pursuant to the Assumption and Assignment Agreement.
     8.7  Indemnity Amounts to be Computed on After-Tax Basis.
The amount of any indemnification payable under Section 7.3 or any of the preceding provisions of this Article VIII shall be (i) net of any federal or state income tax benefit realized or the then-present value (based on a discount rate of 5%) of any such income tax benefit to be realized by the indemnified party (or, where the Buyer is the indemnified party, the Company or the Significant Subsidiary) by reason of the facts and circumstances giving rise to the indemnification, and (ii) increased by the amount of any federal or state income tax required to be paid by the indemnified party on the accrual or receipt of the indemnification payment. For purposes of the preceding sentence,
(1) the amount of any state income tax benefit or cost shall take into account the federal income tax effect of such benefit or cost, and (2) any deductible amount and any amount includible in income each shall be deemed to produce, in the year of deduction or inclusion, an income tax benefit or cost based on the highest marginal federal and relevant state income tax rates generally applicable to corporations, without regard to the actual taxable income and actual effective tax rate of the indemnified party (or any affiliated person).
     8.8 Offset. Any amounts for which the Seller shall be liable under Section 8.2 hereof may, at the option of the Seller, first be satisfied through an offset by (i) the cancellation of an aggregate amount of accrued but unpaid dividends, if any, on the New Preferred, (ii) the surrender by the Seller for cancella-tion of shares of the New Preferred or (iii) a combination of (i) and (ii), in an aggregate amount of such dividends or the stated value of the shares of the New Preferred so surrendered, or both, equal to the required indemnity amount.
                           ARTICLE IX
                           TERMINATION
     9.1 Termination. This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time, but prior to the Closing Date only as follows:
          (a) by mutual written consent of the Buyer and the Seller;
          (b) by the Buyer or the Seller, if the Closing Date shall not have occurred on or before March 31, 1996
     (provided that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or has resulted in the failure of the Closing Date to occur on or before such date); and
          (c) by the Buyer or the Seller, if any court of competent jurisdiction in the United States or other United
     States governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action shall have become final and nonappealable.
     9.2 Effect of Termination. (a) If this Agreement is terminated and the transactions contemplated by this Agreement are not consummated pursuant to Section 9.1, all further obligations of the parties under or pursuant to this Agreement shall terminate without further liability of either party to the other, except as otherwise provided in Section 9.2(b) below, provided that the Buyer's obligations contained in this Section
9.2(a) and the Buyer's and the Seller's obligations under Section
5.12 of this Agreement shall survive any such termination.
Nothing contained in this Section 9.2 shall relieve any party from liability for any breach of this Agreement.
     (b) In the event that this Agreement is terminated as a result of the failure to satisfy the conditions precedent to Closing set forth in Sections 6.1, 6.2 or 6.3(e) of this Agreement, then the Seller shall promptly repay the Deposit to the Buyer. In the event that this Agreement is terminated for any other reason, other than a breach of this Agreement by the Seller, then the Seller shall be entitled to retain the Deposit as partial damages (it being understood that the parties have agreed that such amount shall not be deemed full or liquidated damages, and the Seller shall retain any and all remedies it may have for any breach of this Agreement by the Buyer).
     9.3 Amendment. This Agreement may not be amended except by an instrument in writing signed by all of the parties.
     9.4  Extension; Waiver.  At any time prior to the Closing
Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(b) waive any inaccuracies in the representations and warranties contained herein or in any document, certificate or writing delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.
                            ARTICLE X
                          MISCELLANEOUS
     10.1 Entire Agreement. Except as set forth in Section 5.12 hereof, this Agreement and the documents referred to herein and to be delivered pursuant hereto constitute the entire agreement between the parties pertaining to the subject matter hereof, and supersede all prior and contemporaneous agreements, understandings, negotiations and discussions of the parties, whether oral or written, and there are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein or therein.
     10.2 Expenses. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expenses of their respective counsel, investment bankers, financial advisors, accountants and other experts and the other expenses incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby.
     10.3 Governing Law. This Agreement shall be construed and interpreted according to the laws of the Commonwealth of Virginia, without regard to the conflicts of law rules thereof.
Each of the Seller and the Buyer agrees that the non-exclusive jurisdiction for any action, suit or proceeding relating to this Agreement shall be in the United States District Court for the Eastern District of Virginia or, if such courts shall not have jurisdiction over the subject matter thereof, in the state courts of the Commonwealth of Virginia, and each of the Seller and the Buyer hereby irrevocably and unconditionally agrees to submit to the jurisdiction of such courts for purposes of any such action, suit or proceeding brought in such courts and not to object to the convenience of the forum.
     10.4 Assignment. This Agreement and each party's respective rights hereunder may not be assigned at any time except as expressly set forth herein without the prior written consent of the other party, except that the Buyer may assign or grant a security interest in its rights hereunder to any financial institution providing senior credit financing to the Buyer to purchase the Company Common Stock, provided that such assignment or security interest shall be subject to all rights of the Seller under this Agreement.
     10.5 Notices. All communications, notices and disclosures required or permitted by this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by messenger or by overnight delivery service, or when mailed by registered or certified United States mail, postage prepaid, return receipt requested, or when sent via telecopy with confirming receipt, telex or other electronic transmission, in all cases addressed to the person for whom it is intended at his address set forth below or to such other address as a party shall have designated by notice in writing to the other party in the manner provided by this Section 10.5:
If to the Seller
  or to the Parent: Tredegar Industries, Inc.
                    1100 Boulders Parkway
                    Richmond, Virginia 23225
                    Attention:  Norman A. Scher
                    Telecopy Number:  (804) 330-1010

With a copy to:     Hunton & Williams
                    Riverfront Plaza, East Tower
                    951 East Byrd Street
                    Richmond, Virginia  23219
                    Attention: C. Porter Vaughan, III, Esq.
                    Telecopy Number:  (804) 788-8218

If to the Buyer:    Precise Technology, Inc.
                    c/o Mentmore Holdings Corporation
                    1430 Broadway, 13th floor
                    New York, New York  10018-3309
                    Attention: William L. Remley
                    Telecopy Number:  (212) 391-1393

With a copy to:     Kelley, McCann & Livingstone
                    35th Floor, BP America Building
                    200 Public Square
                    Cleveland, Ohio  44114
                    Attention: Michael D. Schenker, Esq.
                    Telecopy Number:  (216) 241-3707


     10.6 Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The Table of Contents and Article and Section headings in this Agreement are inserted for convenience of reference only and shall not constitute a part hereof.
     10.7 Interpretation. Unless the context requires otherwise, all words used in this Agreement in the singular number shall extend to and include the plural, all words in the plural number shall extend to and include the singular and all words in any gender shall extend to and include all genders. All references to contracts, Contracts, agreements, leases, Employee Benefit Plans or other understandings or arrangements shall refer to oral as well as written matters.
     10.8 Severability. If any provision, clause or part of this Agreement, or the application thereof under certain circum-stances, is held invalid, the remainder of this Agreement, or the application of such provision, clause or part under other circum-stances, shall not be affected thereby.
     10.9 No Reliance. No third party is entitled to rely on any of the representations, warranties and agreements contained in this Agreement and the Seller and the Buyer assume no liability to any third party because of any reliance on the representations, warranties and agreements of the Seller and the Buyer contained in this Agreement.
     IN WITNESS WHEREOF, the parties have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.
                         TREDEGAR INVESTMENTS, INC.


                         By:  /s/ N. A. Scher
                              Name: N. A. Scher
                              Title: President


                         PRECISE TECHNOLOGY, INC.



                         By:  /s/ William L. Remley
                              Name: William L. Remley
                              Title:



     The Parent has executed and delivered this Stock Purchase
Agreement as of the day and year first above written solely to evidence its agreement to its obligations under Sections 5.14 and 7.1(b) hereof.

                         TREDEGAR INDUSTRIES, INC.


                         By:  /s/ N. A. Scher
                              Name:  N. A. Scher
                              Title:  Executive Vice President